PARTICIPATION AGREEMENT

                      dated as of March 26, 1997

                            by and among


                     ZENITH ELECTRONICS CORPORATION
                               as Lessee,

                   GENERAL FOODS CREDIT CORPORATION
                         as Owner Participant,


                         FLEET NATIONAL BANK

                          as Owner Trustee,


             the institutions listed 	on Schedule I hereto
                             as Lenders

                                and

                 FIRST SECURITY BANK, NATIONAL ASSOCIATION

                       as Indenture Trustee


                        Leveraged Lease of
           Television Picture Tube, Computer Monitor Tube,
              and Other 	Television Manufacturing Equipment




TABLE OF CONTENTS

                                           Page

ARTICLE I Definitions and Rules of Usage	-2-

ARTICLE II	Fundings	-2-

	2.1	Equipment Closing Date	-2-

	2.2	Funding Request	-4-

	2.3	Acquisition and Leasing of the Equipment	-5-

ARTICLE III Funding Conditions	-5-

	3.1	Conditions Precedent to the Obligations
of the 		Participants and Agents on the
Equipment ClosingDate	-5-

	3.2	Additional Conditions to Obligations of
Lenders	-11-

	3.3	Conditions Precedent to the Obligations
of the Lessee  	on the Equipment Closing
Date	-11-

ARTICLE IVRepresentations and Warranties	-12-

	4.1	Representations and Warranties of the
Lessee	-12-

	4.2	Representations and Warranties of the
Owner Participant	-19-

	4.3	Representations and Warranties of the
Indenture Trustee	-21-

	4.4	Representations and Warranties of the
Lenders	-22-

	4.5	Representations and Warranties of Fleet
and the Owner 	Trustee	-24-

ARTICLE VCovenants	-26-

	5.1	Covenants of the Owner Participant,
Fleet and the Owner 	Trustee	-26-

	5.2	Covenants of the Indenture Trustee	-27-

	5.3	Covenants of the Lessee	-27-

	5.4	Transfers of Notes	-33-

	5.5	Advertising; Trademarks	-34-

ARTICLE VIIndemnities	-34-

	6.1	General Indemnity	-34-

	6.2	Payment of Taxes; General Tax Indemnity
 . . . . .  -39-

ARTICLE VIITax Withholding	-50-

ARTICLE VIIIExpenses	-51-

	8.1	Transaction Expenses Payable by the
Owner

		Participant	-51-

	8.2	Transaction Expenses Payable by the
Lessee	-51-

	8.3	Amendments, Waivers, etc	-52-

	8.4	Fees of Agents	-52-

ARTICLE IXRecomputation of Basic Rent, EBO
Prices,Fixed Purchase Option Prices,Casualty
Values and Termination Values	-53-

	9.1	Making of Adjustments	-53-

	9.2	Limitations	-53-

	9.3	Computation of Adjustments	-54-

	9.4	Adjustments Certificate; Lease
Supplement	-55-

	9.5	Average Life of Notes	-55-

	9.6	Rent Adjustment Indemnity	-56-

ARTICLE XTransfer of Owner Participant's Interests	-56-

	10.1	Transfers	-56-

ARTICLE XIRefunding	-58-

	11.1	Refunding	-58-

	11.2	Notice	-61-

ARTICLE XIIMiscellaneous	-61-

ARTICLE XIIINo Recourse to Owner Participant; No
Implied Obligations	-62-

ARTICLE XIVTax Treatment	-62-

ARTICLE XVQuiet Enjoyment	-62-

ARTICLE XVILessee's Right to Assume Liability
under Notes	-63-

ARTICLE XVIIConfidentiality	-63-

ARTICLE XVIIILiability of Owner Trustee	-64-






List of Schedules and Appendices


Schedule I		Parties and Addresses; Account
Information
Schedule II		Commitments
Schedule III		Pricing Assumptions
Schedule IV		Filings and Recordings
Schedule V		Equipment

Appendix A		Definitions and Rules of Usage
Appendix B		Form of Bill of Sale
Appendix C		Form of Funding Request
Appendix C-1		Form of Final Acceptance Notice
Appendices D-1		Forms of Opinion of Lessee's Counsel
  and D-2
Appendix D-3		Forms of Opinions of Owner
Participant's Counsel
Appendix D-4		Form of Opinion of Owner
Trustee's Counsel
Appendix D-5		Form of Opinion of Indenture
Trustee's Counsel
Appendices D-6		Forms of
Opinions of Guarantor's
Counsel
  and D-7
Appendix E		Form of Acceptance Certificate
Appendix F		Form of Owner Participant
Transfer Agreement
Appendix F-1		Form of Guaranty of
Prospective Owner
Participant's Parent
Appendix G		Form of Officer's Certificate
of Guarantor
Appendix H		Form of
Certificate from Chief
Financial Officer of Lessee
Appendix I		Form of Escrow Agreement





PARTICIPATION AGREEMENT

		This PARTICIPATION AGREEMENT is made as
of the 26th day of March, 1997, by and among ZENITH ELECTRONICS CORPORATION, a Delaware corporation (the "Lessee"), as the Lessee, GENERAL
FOODS CREDIT CORPORATION, a Delaware corporation
(the "Owner Participant"), the institutions designated as lenders on Schedule I hereto (each a "Lender" and collectively the "Lenders"), FLEET
NATIONAL BANK, a national banking association, not in its individual capacity, except as expressly stated herein, but solely in its capacity as trustee for THE ZENITH ELECTRONICS EQUIPMENT OWNER
TRUST 1997-I (the "Owner Trustee"), and FIRST
SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity except as expressly stated herein, but solely in its capacity as trustee under the Indenture (the "Indenture Trustee"). Capitalized terms used in the following recitals shall be respectively defined as described below in
Article I.

RECITALS

 		A.	Subject to the terms and conditions
set forth in this Participation Agreement, in the Lease and the other Operative Documents, the Owner
Trustee has agreed to purchase from the Lessee and to lease to the Lessee, and the Lessee has agreed to sell to and lease from the Owner Trustee, all of the items of Equipment listed on Schedule V hereto.

		B.	Subject to the terms and conditions
set forth herein, each of the Lenders has agreed to fund its respective Commitment Percentage of each Series of Notes, and the Owner Participant has agreed to fund the Equity Amount of the Lessor's Cost of the Equipment.

		C.	The Owner Trustee has agreed to
serve as Owner Trustee pursuant to the Trust
Agreement and the Indenture Trustee has agreed to serve as Indenture Trustee pursuant to the Indenture.

		NOW THEREFORE, in consideration of the
foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Definitions and Rules of Usage

		Unless the context otherwise requires,
capitalized terms used herein without other definition shall have the respective meanings assigned to such terms (whether directly or indirectly by reference) in Appendix A hereto, and the rules of usage set forth in such Appendix A shall likewise govern this Participation
Agreement.


ARTICLE II

Fundings

	2.1	Equipment Closing Date.  Subject to the
terms and conditions of this Participation
Agreement and on the basis of the representations and warranties hereinafter set forth:

		(a)	(i)	Each Lender severally agrees
that, if requested by Lessee, it will pay to Fleet on April 2, 1997, in immediately available funds, an amount equal to such Lender's Commitment
Percentage, which amount shall be held in trust by Fleet for the benefit of such Lender and not as part of the Trust Estate until Fleet makes available such amount to Owner Trustee pursuant to Section 2.1(a)(ii), or such amount is returned to such Lender in accordance with Section
2.1(a)(iii) hereof. Fleet agrees, upon receipt in full of each Lender's amount of its Commitment
Percentage, together with instructions from such Lender to release such amount received from such Lender, to transfer such funds into the Trust
Estate. Owner Trustee agrees to apply such funds as provided in Section 2.1(a)(ii) hereof.

		(ii) On the Equipment Closing Date, (A)
the Owner Participant shall make available the Equity Amount requested in the Funding Request for the Equipment Closing Date by EFT no later than 12:00 noon New York time on the Equipment Closing
Date to the Owner Trustee at the account specified on Schedule I hereto, (B) the Owner Trustee shall execute, and the Indenture Trustee shall authenticate and deliver to each Lender and each Lender agrees to purchase from the Owner Trustee, a Note in an amount equal to such Lender's
Commitment Percentage (as set forth on Schedule II hereto) of the principal amount of the Notes to be issued on such date, the funding of such Note purchases to occur at the time, in the manner and into the account referred to in clause (A) above, and (C) the Owner Trustee shall apply the proceeds of the issuance of such Notes, together with the Equity Amount paid by the Owner Participant, to pay to the Lessee the Lessor's Cost of the Items of Equipment for which settlement is being made on such Equipment Closing Date. Immediately upon the receipt of such proceeds, Lessee shall deposit the Escrow Amount with respect to such Items into the Escrow Account.

		(iii) In the event the Equipment Closing
Date does not occur on or is postponed past April
2, 1997, the Lessee will reimburse each Lender on demand for the losses, if any, occasioned by such postponement or failure of the Equipment Closing
Date to occur in each case by paying to such Lender on demand, as compensation in full for any such losses, an amount equal to the sum of (x) the excess, if any, of (A) interest at the Debt Rate on the amount made available by each Lender pursuant to Section 2.1(a)(i) hereof for each calendar day from and including April 2, 1997 to but excluding the earlier of (I) the Business Day on which such amounts are returned to and received by such Lender, prior to 11:00 A.M. New York City time on such Business Day, and (II) the actual
Equipment Closing Date, over (2) the amount of interest actually earned by such Lender (or Fleet for the account of such Lender) on its investment and reinvestment of the amount made available by such Lender for such period and paid to such Lender by Fleet (it being understood that Fleet, on behalf of such Lender shall, unless requested by Lessee to return such amount to each Lender, use reasonable efforts to invest and reinvest such amounts, upon the instructions and at the risk and the expense of Lessee, in overnight or other appropriate funds that are Permitted Investments) plus (B) if such amount is returned to any Lender, Make-Whole Premium Amount determined as if the Equipment Notes were prepaid on the date such amount is returned to such Lender by Fleet and the principal amount prepaid was equal to the amount made available by such Lender to Fleet.

		All earnings in the investment and
reinvestment of each such amount shall be paid to the relevant Lender by Fleet upon the earlier of the date such amount is returned to the relevant
Lender or on the Equipment Closing Date.

		If funds have been made available by
each Lender pursuant to Section 2.1(a)(i) hereof and if the Equipment Closing Date is not April 2, 1997, then unless and until such funds are redistributed to such Lender, which redistribution shall occur no later than April 4, 1997, any investments made or obligations purchased by Fleet pursuant to Section 2.1(a)(iii) shall be held in trust by Fleet and shall remain the sole property of each Lender and not as part of the Trust Estate unless and until released by each Lender and made available by Fleet to the Owner Trustee and applied as provided in Section 2.1(a)(ii) hereof.

		(b) The Lessee hereby pledges the Escrow
Account and all amounts therein to the Lessor to secure the Lessee's obligations under the Lease.

		(c) The aggregate principal amount of
Notes to be issued hereunder and under the Indenture shall not exceed $44,007,505.28. The
Notes are to be issued under the Indenture and secured by Liens granted thereunder, to be dated the date of the Equipment Closing Date, to bear interest prior to maturity at the Debt Rate, such interest to be paid semi-annually in arrears to and including the final maturity thereof on each Rent Payment Date, to mature on April 2, 2007, to amortize in accordance with the applicable amortization schedule set forth in the Pro Forma
Schedules included in Schedule III hereto, as adjusted prior to the Equipment Closing Date in accordance with the provisions of Article IX hereof, and to be otherwise substantially in the form attached to the Indenture as Exhibit C. The
Owner Trustee hereby agrees for the benefit of the parties hereto (but subject to the terms and conditions hereof and of the Indenture) to make payments in respect of each Note issued by it in accordance with the terms and conditions specified in the Indenture and such Note.

		(d) The Equity Amount shall be equal to
$22,017,710.72.

		(e)	The Participants' respective
commitments under this Section 2.1, and the Owner
Trustee's commitment to purchase Equipment pursuant to the Funding Request, shall expire at midnight (New York time) on the Cut-off Date. The obligations of the Participants hereunder shall be several and not joint and no Participant shall be liable or responsible for the acts or defaults of any other Participant.

	2.2	Funding Request.  The Lessee has
delivered a Funding Request in substantially the form of Appendix C attached hereto to each Participant and Agent. Such Funding Request is irrevocable and specifies: (i) the date on which such Equipment Closing Date shall occur; (ii) the Items of Equipment to be purchased on such Equipment Closing Date; (iii) the aggregate
Lessor's Cost of such Items; (iv) the Equity
Amount for such Equipment Closing Date; (v) the aggregate principal amount of the Notes to be issued on such Equipment Closing Date; and (vi) the Items to which an Escrow Amount applies and the amount thereof for each such Item. The Owner
Participant has delivered to the Lessee, each other Participant and each Agent the schedules of Basic Rent, Casualty Value, Termination Value, and
EBO Price applicable to such Items of Equipment, the principal amounts of the Notes to be purchased by each Lender on the Equipment Closing Date, and the amortization schedule for the Notes to be issued on the Equipment Closing Date, in each case as adjusted pursuant to and in compliance with
Article IX hereof. In the event of an adjustment pursuant to Section 9.1(a) prior to the Equipment
Closing Date, the Lessee shall also deliver such adjusted Pro Forma Schedules to each Participant and Agent together with the Funding Request for the Equipment Closing Date (and effective on the Equipment Closing Date, Schedule III to the
Participation Agreement shall be deemed to be amended to reflect such adjusted Pro Forma
Schedules).

	2.3	Acquisition and Leasing of the
Equipment.  On the Equipment Closing Date, (a) the
Owner Trustee shall acquire title to each Item of Equipment pursuant to a Bill of Sale and (b) the Owner Trustee shall lease to the Lessee, and the Lessee shall lease from the Owner Trustee, such Item of Equipment pursuant to, for the Rent and in accordance with the terms of, the Lease (including the applicable Lease Supplement and related
Schedule of Equipment, which Lease Supplement and related Schedule of Equipment shall include the schedules of Basic Rent, Casualty Value,
Termination Value, and EBO Price as set forth in the Pro Forma Schedules, as modified pursuant to in and in accordance with Article IX hereof).


ARTICLE III

Funding Conditions

	3.1	Conditions Precedent to the Obligations
of the Participants and Agents on the Equipment
Closing Date. The obligation of each of (i) the Lenders, the Owner Participant, the Owner Trustee and the Indenture Trustee to execute the applicable Operative Documents to which each such Person is party on the Equipment Closing Date,
(ii) the Lenders to disburse funds as contemplated by Section 2.1(a) hereof and to purchase the Notes on the Equipment Closing Date, (iii) the Owner
Participant to Fund the Equity Amount requested for the Equipment Closing Date and (iv) the Owner
Trustee to purchase the Items of Equipment specified in the Funding Request, shall be subject in each case to the satisfaction, or waiver by the Lenders, the Owner Participant, the Owner Trustee and the Indenture Trustee, as the case may be, of the following conditions prior to or on the Equipment Closing Date (except that the obligation of any party shall not be subject to such party's own performance or compliance):

		(a)	Funding Request.  Each Participant
and Agent shall have received in a timely manner copies of an appropriate Funding Request in respect of the Equipment Closing Date as required by Section 2.2(a), and the Owner Participant shall have delivered to each Participant and Agent the schedules of Basic Rent, Casualty Value,
Termination Value, and EBO Price with respect to the Items of Equipment to be settled for, and the principal amount of the Notes to be issued and the amortization schedules for such Notes as required by Section 2.1(a), and such schedules and principal amounts shall be acceptable to the Lessee and the Lenders.

		(b)	Funding.  The Owner Trustee shall
have duly executed, and the Indenture Trustee shall have duly authenticated and delivered to each Lender, a Note or Notes, dated the Equipment
Closing Date, in a principal amount equal to such Lender's Commitment Percentage of the aggregate principal amount of the Notes, and such Notes shall, notwithstanding Section 2.1(d) hereof, mature, bear interest and be payable as provided in the Indenture, and in the Indenture Supplement delivered on the Equipment Closing Date. The
Lenders shall have purchased such Notes and the Owner Participant shall have made available the Equity Amount for such Funding Date.

		(c)	Authorization, Execution and
Delivery of Operative Documents.  The Closing Date
Documents and the following additional documents shall have been duly authorized, executed and delivered by each designated party thereto prior to or on the Equipment Closing Date and shall be in full force and effect, enforceable in accordance with its terms, on the Equipment
Closing Date without any event or condition having occurred or existing which constitutes, or with the giving of notice or lapse of time or both would constitute, a default thereunder or breach thereof or would give any party thereto the right to terminate any thereof or excuse any party from performing its obligations thereunder:

	(i)	an original Bill of Sale to the
Owner Trustee from the Lessee conveying good and marketable title to the Items of Equipment to be purchased on the Equipment
Closing Date to the Owner Trustee, free and clear of all Liens (other than in the case of any Item subject to an Escrow Amount, any Lien of the applicable Seller or manufacturer of such Item in the amount of such Escrow
Amount), in form and substance satisfactory to each Participant;

	(ii)	a Lease Supplement and related
Schedule of Equipment covering the Items of Equipment delivered on the Equipment Closing
Date, with the chattel paper original of such Lease Supplement having been delivered to the Indenture Trustee; and

	(iii) an Indenture Supplement covering
the Items of Equipment delivered on the
Equipment Closing Date.

		(d)	Appraisal.  The Owner Participant
shall have received an Appraisal satisfactory to it in all respects with respect to the Lease and each Item of Equipment purchased by the Lessor on the Equipment Closing Date, confirming that, among other matters, (i) the fair market value of the Equipment to be purchased on such Equipment
Closing Date is equal to the Lessor's Cost thereof, (ii) the economic useful life of such Equipment equals or exceeds 125% of the Base Term applicable to such Equipment, (iii) the fair market value of such Items of Equipment at the Scheduled Lease Termination Date, determined without giving effect to inflation, is expected to be at least 20% of the Lessor's Cost of such Items of Equipment, (iv) use of the Items of Equipment by parties unaffiliated with the Lessee or its Affiliates at the expiration of the Base Term will be commercially feasible, and (v) the EBO Prices with respect to such Items of Equipment are not less than the respective estimated fair market value of such Items on the EBO Date, after giving effect to inflation, and such other matters as the Owner Participant may reasonably request. Each
Lender shall have received a letter from the Independent Appraiser confirming that, based on the Appraisal, the fair market value of the Equipment to be purchased on the Equipment Closing
Date is equal to the Lessor's Cost thereof and the economic useful life of such Equipment exceeds the Base Term.

		(e)	Filings and Recordings.  All
filings, recordings and similar actions reasonably requested by any Participant shall have been duly made or taken in order to protect the rights of the Owner Trustee as owner of the Items of Equipment delivered on such Equipment Closing Date and as Lessor under the Lease and to establish and perfect the right, title and interest of the Indenture Trustee therein under the Indenture, in each case as against creditors of and purchasers from the Owner Trustee and the Lessee.

		(f)	Certificates.  Each Participant and
each Agent shall have received an Officer's
Certificate of:

		(i)	Lessee Certificate  the Lessee
dated the Equipment Closing Date, the truth and accuracy of which shall be a condition to the obligations of such Persons hereunder with respect to the Equipment Closing Date, to the effect that the warranties and representations of the Lessee set forth in
Section 4.1 hereof are true and correct on the Equipment Closing Date with the same effect as though made on and as of that date
(except to the extent that any such
representation or warranty expressly refers to a specific date, in which case such representation and warranty shall have been true and correct on and as of such date);

		(ii)	Owner Participant Certificate
the Owner Participant dated the Equipment
Closing Date, the truth and accuracy of which shall be a condition to the obligations of such Persons hereunder with respect to the Equipment Closing Date, to the effect that the warranties and representations of the Owner Participant set forth in Section 4.2 hereof are true and correct on the Equipment
Closing Date with the same effect as though made on and as of that date (except to the extent that any such representation or warranty expressly refers to a specific date, in which case such representation and warranty shall have been true and correct on and as of such date);

		(iii)  Indenture Trustee
Certificate the Indenture Trustee dated the Equipment Closing Date, the truth and accuracy of which shall be a condition to the obligations of such Persons hereunder with respect to the Equipment Closing Date, to the effect that the warranties and representations of the Indenture Trustee set forth in Section 4.3 hereof are true and correct on the Equipment Closing Date with the same effect as though made on and as of that date (except to the extent that any such representation or warranty expressly refers to a specific date, in which case such representation and warranty shall have been true and correct on and as of such date);

		(iv)	Owner Trustee Certificate  the
Owner Trustee dated the Equipment Closing
Date, the truth and accuracy of which shall be a condition to the obligations of such Persons hereunder with respect to the Equipment Closing Date, to the effect that the warranties and representations of the Owner Trustee set forth in Section 4.5 hereof are true and correct on the Equipment Closing
Date with the same effect as though made on and as of that date (except to the extent that any such representation or warranty expressly refers to a specific date, in which case such representation and warranty shall have been true and correct on and as of such date); and

		(v)	Guarantor Certificate the
Guarantor dated the Equipment Closing Date, the truth and accuracy of which shall be a condition to the obligations of such Persons hereunder with respect to the Equipment
Closing Date, in the form attached hereto as Appendix G; and

		(vi) Additional Lessee Certificate
the Lessee dated the Equipment Closing Date,
the truth and accuracy of which shall be a
condition to the obligations of such Persons
hereunder with respect to the Equipment
Closing Date, in the form attached hereto as
Appendix H.
		(g)	Legal Opinions.

			(i)	Each Participant and each
Agent shall have received the respective legal opinions dated the Equipment Closing Date of:

			(A)	Lessee's Counsel,
substantially in the form of Appendices D-1 and D-2 hereto;

			(B)	Owner Participant's and
Owner Participant Guarantor's Counsel,
substantially in the form of Appendices D-3 and D-4 hereto;

			(C)	Owner Trustee's Counsel,
substantially in the form of Appendix D-5 hereto;

			(D)	Indenture Trustee's
Counsel, substantially in the form of
Appendix D-6 hereto; and

			(E)	Guarantor's Counsel,
substantially in the form of Appendices D-7 and D-8 hereto.

			(ii)	In addition, the Owner
Participant shall have received an opinion of Hunton & Williams, as Owner Participant's Counsel, addressing certain tax matters in form and substance satisfactory to the Owner Participant, and the Lenders shall have received an opinion of Lenders' Counsel as to such matters as the Lenders may request, in form and substance satisfactory to the Lenders.

		(h)	Taxes.  All Taxes, if any, payable
on or prior to the Equipment Closing Date in connection with the execution, delivery, recording and filing of the Operative Documents and in connection with the consummation of the transactions contemplated by the Operative
Documents shall have been paid in full.

		(i)	Governmental Action.  All
Governmental Action required or, in the reasonable opinion of such Participant or such Agent, advisable as of the Equipment Closing Date for the consummation of the transactions contemplated hereby or by the other Operative Documents, including all approvals, if any, of any Korean
Governmental Authority required for the Guarantor to enter into and perform its obligations under the Guaranty, shall have been obtained and shall be in full force and effect and such Participant or Agent shall have received copies of evidence of such Governmental Action, if any.

		(j)	Documents.  Prior to or on the
Equipment Closing Date, each Participant and each
Agent shall have received (i) certified copies of the Organic Documents of the Lessee, the Guarantor, the Owner Trustee, the Owner
Participant, and the Indenture Trustee, (ii) good standing certificates relating to each such Person certified by the appropriate agency of the jurisdiction of such Person's organization, and in the case of the Lessee, the State of Illinois and
(iii) such other evidence as to the due authority of each such Person to execute, deliver and perform its obligations under each document executed by it or contemplated by the terms hereof to be executed by it as such Participant and such Agent shall reasonably request.

		(k)	Final Acceptance Date; Delivery
Date.  The Final Acceptance Date (or, for Items of
Equipment subject to an Escrow Amount, the Preliminary Acceptance Date) and the Delivery Date for each Item of Equipment to be settled for on the Equipment Closing Date shall have occurred
(and each Item of Equipment has been assembled and is readily available for use, except as set forth in the following-referenced Officer's
Certificate), and each Participant and each Agent shall have received an Officer's Certificate of the Lessee regarding the occurrence of such Final
Acceptance Date and Delivery Date.

		(l)	Purchase Agreements; Invoices.  The
Owner Participant and the Indenture Trustee shall have received copies of such Purchase Documents relating to the Items of Equipment delivered on the Equipment Closing Date and Invoices from the respective Sellers thereof specifying the amounts comprising the respective purchase prices of such Items as the Owner Participant may request, in each case certified as true, correct and complete on the Equipment Closing Date by a Responsible
Officer of the Lessee.

		(m)	Transaction Expenses.  The Owner
Participant or the Lessee, shall have paid or made arrangements satisfactory to the parties entitled thereto for the payment of all Transaction
Expenses for which invoices were received at least two (2) Business Days prior to the Equipment
Closing Date.

		(n)	Illegality.  In the opinion of each
Participant and Agent or its counsel, it would not be illegal under Applicable Law for such Participant or Agent to participate in any of the transactions contemplated by any Operative
Document.

		(o)	No Default.  No Default or Event of
Default shall have occurred and be continuing or shall result from the transactions to take place on the Equipment Closing Date.

		(p)	No Change in Tax Law.  No change or
proposed change in federal, state or local tax law
(including, without limitation, the Code,
regulations, rulings or case law) shall have
occurred on or prior to the Equipment Closing
Date.
		(q)	Escrow Agreement.  The Escrow
Agreement, shall have been executed and delivered by the Lessee and the Owner Trustee.

		(r)	Other Matters.  Each Participant
and each Agent shall have received copies of such other documents and assurances as to such other matters as any such Person may have reasonably requested in connection with the transactions contemplated hereby.

	3.2	Additional Conditions to Obligations of
Lenders. The obligation of the Lenders to purchase the Notes to be issued on the Equipment
Closing Date, shall be subject to the satisfaction of (or waiver by the Lenders of) the additional conditions that (a) the Notes issued on the Equipment Closing Date shall qualify as legal investments for each Lender under any laws regulating investments to which it may be subject
(without recourse to provisions in any such law permitting limited investments without restriction as to the character of the particular investment), and each Lender shall have received such evidence as it may reasonably request to establish compliance with this condition (b) no Indenture
Default or Indenture Event of Default shall have occurred and be continuing or shall result from the transactions to take place on the Equipment
Closing Date, and (c) prior to the Equipment
Closing Date, each Lender shall have received such evidence as such Lender shall reasonably request to establish compliance with Section 9.5 hereof as of the Equipment Closing Date.

	3.3	Conditions Precedent to the Obligations
of the Lessee on the Equipment Closing Date. The obligations of the Lessee to take the actions contemplated hereby on the Equipment Closing Date shall be subject to the satisfaction, or waiver by the Lessee, prior to or on the Equipment Closing
Date, of the following conditions precedent:

		(a)	Authorization, Execution and
Delivery of Operative Documents.  Each of the
Operative Documents shall have been duly authorized, executed and delivered by each designated party thereto (other than the Lessee) and shall be in full force and effect on the Equipment Closing Date, and the Lessee shall have received an executed counterpart of each Operative
Document and any other document of which an executed counterpart shall have been delivered to the Participants and a copy of each such document of which a copy shall have been delivered to the Participants.

		(b)	Certificates.  The Lessee shall
have received the Officer's Certificates referred to in Sections 3.1(f)(ii)-(iv), the truth and accuracy of which shall be a condition to the obligations of the Lessee hereunder with respect to the Equipment Closing Date.

		(c)	Legal Opinions.  The Lessee shall
have received opinions addressed to each such Person, of the counsel respectively specified in Sections 3.1(g)(i)(B)-(D).

		(d)	Funding.  The Owner Trustee shall
have paid directly to the Lessee, the Lessor's
Cost for the Items of Equipment specified in the Funding Request.

		(e)	Appraisal.  The Lessee shall have
received a copy of the Appraisal, which it shall maintain on a confidential basis on the terms set forth in Article XVII.

		(f)	Illegality.  In the opinion of the
Lessee, based on consultation with the Lessee's
Counsel, it would not be illegal under Applicable
Law for the Lessee to consummate any of the transactions contemplated by any Operative
Document.


ARTICLE IV

Representations and Warranties

	4.1	Representations and Warranties of the
Lessee. The Lessee represents and warrants as follows:

		(a)	Due Incorporation, etc.  The Lessee
(i) is a corporation duly organized and validly existing under the laws of the State of Delaware,
(ii) has the power and authority to own or hold under lease properties used in its business and to enter into and perform its obligations under each of the Operative Documents to which it is a party,
(iii) has all Governmental Action required to carry on its business as presently conducted and as contemplated, to own or hold under lease the properties used in its business, including the Equipment, and to enter into and perform its obligations under this Agreement and each other
Operative Document to which it is or is to become a party, and (iv) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the failure to be so qualified would reasonably be expected to have a Material Adverse Effect.

		(b)	Due Authorization, Non-
Contravention, etc. The execution, delivery and performance of the Operative Documents to which the Lessee is a party have been duly authorized by all necessary corporate action on its part, do not and will not conflict with, result in any violation of, or constitute any default under, any provision of any Organic Document of the Lessee or any Applicable Law and will not result in or require the creation or imposition of any Lien
(other than Permitted Liens) on any of the properties of the Lessee.

		(c)	Due Execution. This Participation
Agreement and each other Operative Document to which the Lessee is a party have been duly executed and delivered by, and each such Operative
Document constitutes the legal, valid and binding obligation of, the Lessee enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

		(d)	No Violation, etc.  Neither the
execution, delivery, and performance by the Lessee of this Participation Agreement or any other
Operative Document to which it is, or is to become, a party, nor the consummation of the transactions contemplated thereby will conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien
(other than Permitted Liens) pursuant to any Contractual Obligation of the Lessee which could reasonably be expected to have a material adverse impact on the Lessee's ability to perform its obligations under the Operative Documents to which it is a party, nor will such actions result in any violation of the provisions of the Organic
Documents of the Lessee.

		(e)	Governmental Action.  No
Governmental Action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by the Lessee of the Operative Documents to which it is a party, except for such Governmental Actions, notices or filings identified on Schedule IV as have been duly obtained or made and are in full force and effect. There is no proceeding pending or, to the best knowledge of the Lessee, threatened which seeks, or which would reasonably be expected, to rescind, terminate, modify or suspend any such Governmental Action. The Lessee is not an "investment company" or a company
"controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, or a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935.

		(f)	Litigation.  There is no pending
or, to the best knowledge of the Lessee, threatened litigation, Environmental Claim, action, arbitration or proceeding affecting the Lessee or any of its properties, assets or revenues which questions the validity or enforceability of any Operative Document or which, individually or in the aggregate, if decided adversely to the interests of the Lessee, would reasonably be expected to have a Material Adverse
Effect.

		(g)	Location and Status of Equipment.
On the Equipment Closing Date, each Item of
Equipment delivered on such date is located at the Melrose Park Facility. The Items of Equipment subject to each Lease Supplement are personal property and are not, and will not be attached to or related to the real estate in such a manner so that any Item of Equipment constitutes, or will constitute, a fixture. The Items of Equipment subject to each Lease Supplement are the same
Items of Equipment identified in the copy of the Appraisal delivered to the Lessee as being located in Illinois. As of the Equipment Closing Date
(other than in the case of Items of Equipment sub-ject to an Escrow Amount) and as of the Escrow
Release Date in the case of all Items of Equipment subject to an Escrow Amount, each of the Items of Equipment will be properly installed in a workmanlike manner in accordance with Applicable
Law and in accordance with the plans and specifications therefor, will contain no material, structural or systemic defect and will be in good operating order. With respect to each Item of Equipment subject to an Escrow Amount, as of the Equipment Closing Date, the Preliminary Acceptance
Date and Delivery Date shall have occurred and each such Item shall have been assembled except as set forth in the Officer's Certificate delivered pursuant to Section 3.1(k) hereof.

		(h)	Compliance with Applicable Law and
Governmental Action. The Lessee is in compliance with all Applicable Law (including all Applicable
Law relating to the ownership, use, operation and lease of the Equipment) except to the extent that the failure to comply with any such Applicable Law could not, individually or in the aggregate, reasonably be expected to have a Material Adverse
Effect.

		(i)	ERISA.  The Lessee is not entering
into this Participation Agreement or any transaction contemplated hereby or by any other
Operative Document to which it is, or is to become, a party, directly or indirectly in connection with any arrangement or understanding by it in any way involving any "employee benefit plan" (within the meaning of Section 3(3) of ERISA) or "plan" (within the meaning of
Section 4975(e)(1) of the Code) or any "plan assets" of any such employee plan or plans and the transactions contemplated by the Operative
Documents will not cause or result in any non-exempt prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Code. The representation and warranty in the preceding sentence is made by the Lessee in reliance upon, and is subject to the accuracy of, the representations and warranties made by the Participants in Sections 4.2(f) and 4.4(d) hereof, respectively.

		(j)	No Public Offering.

		(i)	Neither the Lessee nor Salomon
Brothers Inc (the only Person authorized or employed by the Lessee as agent, broker, dealer or otherwise in connection with the offering or sale of the Notes or any similar securities) has offered any of the Notes or similar securities, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser, other than the Lenders and not more than 80 other institutional investors, each of which was offered such Notes at private sale for investment and each of which the Lessee or such agent had reasonable grounds to believe, and did believe, and as to the Lenders after reasonable inquiry does believe, has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in such Notes. Neither the Lessee nor any Person authorized to act on its behalf will take any action which would subject the issuance or sale of any Notes or any interest in the Lease or any other debt or other instrument issued or to be issued to finance the Equipment to the registration requirements of Section 5 of the Securities
Act.

		(ii)	Neither the Lessee nor Salomon
Brothers Inc. (the only Person authorized or employed by the Lessee as agent, broker, dealer or otherwise in connection with the offering or sale of the beneficial interest in the Trust Estate or any similar securities) has offered the beneficial interest in the Trust Estate or similar securities, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser, other than the Owner
Participant and not more than 34 other
institutional investors, each of which was offered such beneficial interest at private sale for investment and each of which the Lessee or such agent had reasonable grounds to believe, and did believe, and as to the Owner Participant after reasonable inquiry does believe, has such knowledge and experience in financial business matters that it is capable of evaluating the merits and risks of investment in such beneficial interest. Neither the Lessee nor any Person authorized to act on its behalf will take any action which would subject the issuance or sale of any beneficial interest in the Trust
Estate, or any interest in the Lease or any other debt or other instrument issued or to be issued to finance the Equipment to the registration requirements of Section 5 of the Securities Act.

		(k)	Title.  On the Equipment Closing
Date, all UCC financing statements, Purchase
Documents and other documents, if any necessary or advisable to establish and protect the Lessor's right, title and interest in and to the Equipment to be acquired by it and to perfect for the benefit of the Indenture Trustee and the Lenders the Lien and security interest in the Trust
Indenture Estate created pursuant to the Indenture will have been duly executed by all necessary and appropriate Persons and filed or recorded and the Indenture, together with such filings and recordings, will on the Equipment Closing Date create a valid and perfected first priority Lien and security interest in the Trust Indenture
Estate effective as against creditors of and purchasers from the Lessee and, assuming that the representations and warranties of the Owner
Trustee herein are true and correct, the Owner
Trustee. Upon delivery of the Equipment pursuant to a Bill of Sale, the Owner Trustee will thereupon have good, valid and marketable title to such Equipment free and clear of all Liens other than Permitted Liens described in clauses (a) -
(c) in the definition of "Permitted Liens", and as to each Item of Equipment subject to a Escrow
Amount, any Lien in favor of the applicable Seller or manufacturer in the amount of such Escrow
Amount (such Lien to terminate on or before the Final Acceptance Notice Date in respect of such Equipment). On the Equipment Closing Date, the
Equipment is located on real property owned by the Lessee, and such real property is not subject to any mortgage.

		(l)	No Default, etc.  The Lessee is not
in default, and no condition exists that with notice or lapse of time or both would constitute a default under any mortgage, deed of trust, indenture, contract or other instrument or agreement to which the Lessee is a party or by which it or any of its properties or assets may be bound which individually or in the aggregate could reasonably be expected to have a Material Adverse
Effect with respect to the Lessee, the Indenture
Trustee or the Owner Trustee or any Participant.

		(m)	Taxes.  The Lessee has filed or
caused to be filed all tax returns required to be filed by it and has paid all Taxes shown to be due and payable on such returns (other than those that are not yet delinquent, and those Taxes that the Lessee is contesting in good faith, none of which contested Taxes are material).

		(n)	Defaults; Events of Loss.  No
Default or Event of Default has occurred and is continuing or will result from the transactions to take place on the Equipment Closing Date. As of the Equipment Closing Date, no Event of Loss or event that with the passage of time or giving of notice or both would constitute an Event of Loss has occurred and is continuing with respect to any Item of Equipment.

		(o)	Sales Tax.  All sales, use,
transfer, recording and similar taxes due on the Equipment Closing Date in connection with the transactions contemplated by the Operative
Documents have been paid on the Equipment Closing
Date (and, in the case of Items which are subject to a Final Acceptance Notices, all such taxes which were not due on the Equipment Closing Date will be paid when due) or such transactions are exempt from such taxes.

		(p)	Financial Statements and Condition.
The audited consolidated balance sheets and consolidated statements of income and retained earnings and cash flows of the Lessee and its subsidiaries set forth in the Lessee's annual report on Form 10-K for the fiscal year ended
December 31, 1995 (copies of which have been delivered to the Participants), fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Lessee and its subsidiaries as of such date and the results of their operations for the period then ended. The unaudited consolidated balance sheets and consolidated statements of income and retained earnings and cash flows of the Lessee and its subsidiaries set forth in the Lessee's quarterly report on Form 10-Q for the fiscal quarter ended September 30, 1996 (copies of which have been delivered to the Participants), fairly present, in conformity with generally accepted accounting principles consistently applied, the consolidated financial position of the Lessee and its subsidiaries as of such date and the results of their operations for the period then ended, subject to the absence of footnotes and normal year-end adjustments. Since September 30, 1996, no material adverse change has occurred in the business or consolidated financial condition of the Lessee and its subsidiaries which has not been disclosed in the Lessee's reports under the Securities Exchange Act of 1934 or otherwise disclosed in writing. The Lessee's reports under the Securities Exchange Act of 1934 referred to in this Section did not contain as of their respective dates any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein in light of the context in which they were made, not misleading.

		(q)	Chief Executive Office.  The chief
executive office (as such term is used in Article 9 of the UCC) of the Lessee is located at 1000 Milwaukee Avenue, Glenview, Illinois 60025.

		(r)	Environmental Matters.  The Lessee
holds and is in compliance with the terms and conditions of all Governmental Actions required under applicable Environmental Laws which
Governmental Actions are associated with the Equipment; the Lessee is in compliance with all Environmental Laws, except for such non-compliance as would not involve the risk of any criminal liability to any Participant or any Agent or would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Lessee, any Participant or any Agent and Lessee is in compliance with all Environmental
Laws applicable to or otherwise affecting the Equipment; no Lien has been attached to any of the Equipment pursuant to any Environmental Law; the Lessee has not received written notice, and to Lessee's best knowledge the Lessee is not aware, of any Environmental Claim or investigation, or notice of violation, pending or threatened, based on or related to Environmental Law relating to the Equipment; to the Lessee's best knowledge, there are no facts, activities, events, conditions or circumstances involving Hazardous Substances that could reasonably be anticipated to form the basis of an Environmental Claim against or involving the Lessee, except for Environmental Claims that would not reasonably be expected to have a Material
Adverse Effect on the Lessee, any Agent or any Participant; there are no past, pending or, to the Lessee's best knowledge after due inquiry, threatened Environmental Claims in any way involving or relating to (i) the Lessee, except for Environmental Claims that could not reasonably be anticipated, individually or in the aggregate, to have a Material Adverse Effect on the Lessee, any Participant or any Agent, or (ii) the Equipment; Hazardous Substances associated in any way with the Equipment have not at any time been generated, used, treated, managed, recycled, stored, disposed of, Released or transported other than in compliance with all applicable
Environmental Laws; no polychlorinated biphenyls
(PCBs) are used in connection with or contaminate any part of the Equipment; the Lessee has no knowledge of any pending or threatened
Environmental Claim at any treatment, storage or disposal facility that has received Hazardous
Substances associated in any way with the Equipment.

		(s)	Insurance.  On the Equipment
Closing Date, the Equipment will be covered by the insurance required by Article XX of the Lease.

		(t)	Margin Regulations.  None of the
transactions contemplated by the Operative
Documents (including, without limitation, the use of the proceeds from the sale of the Notes) will result in a violation of Section 7 of the Exchange
Act or any regulations issued thereunder or Regulations G, T, U or X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter
II. None of the proceeds from the sale of the Notes will be used to purchase or carry (or refinance any borrowing the proceeds of which were used to purchase or carry) any "margin stock" within the meaning of any such Regulations.

		(u)	Broker's Fee.  No broker's or
finder's or placement fee or commission will be payable with respect to the transactions contemplated by the Operative Documents as a result of any action by the Lessee, except for the fees of Salomon Brothers Inc, which shall be included in Transaction Expenses.

	4.2	Representations and Warranties of the
Owner Participant. The Owner Participant represents and warrants as follows:

		(a)	Due Incorporation, etc.  It is a
corporation duly organized and validly existing in good standing under the laws of its jurisdiction of incorporation, and has the corporate power and authority to enter into and perform its obligations under the Operative Documents to which it is a party.

		(b)	Due Authorization, Non-
Contravention, etc. The execution, delivery and performance of the Operative Documents to which it is a party have been duly authorized by all necessary corporate action, do not and will not conflict with, result in any violation of, or constitute any default under, any provision of any of its Organic Documents or Contractual
Obligations or any Applicable Law (but only, in the case of any Contractual Obligations, as to any such conflict, violation or default which could not reasonably be expected to have a Material
Adverse Effect with respect to the Owner
Participant) and will not result in or require the creation of any Lien (other than Permitted Liens that are not also Owner Participant Liens) on any part of the Equipment or on any of its properties and no Governmental Action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for the due execution, delivery and performance by such Owner Participant of the Operative Documents to which it is a party, except for such Governmental Actions, notices or filings as have been duly obtained or made and are in full force and effect.

		(c)	Due Execution.  The Operative
Documents to which it is a party have been duly executed and delivered by, and each such Operative
Document constitutes the legal, valid and binding obligation of, the Owner Participant enforceable in accordance with its terms.

		(d)	No Public Offering; Brokers.
Neither the Owner Participant nor any Person acting on its behalf has directly or indirectly offered or sold, nor will it offer or sell, the Notes, or any interest in the Equipment or the Lease, or any similar securities, or has otherwise approached or negotiated, nor will it approach or negotiate, with any Person with respect thereto, so as to bring any of the transactions contemplated hereby within the purview of
Section 5 of the Securities Act. It is acquiring its interest in the Trust Estate for its own account for investment and not with a view to, or for sale in connection with, any distribution;
provided that the disposition of its property shall at all times be and remain within its control. It has not retained or employed, nor will it retain or employ, any broker or finder to act on its behalf in connection with the transactions contemplated by the Operative
Documents on the Equipment Closing Date and has not authorized, nor will it authorize any broker or finder retained or employed by any other Person so to act.

		(e)	Owner Participant Liens.  The
Equipment and the Trust Estate are free of Owner
Participant Liens.

		(f)	ERISA.  No part of the funds
constituting part of the Equity Amount or Transaction Expenses, to be used by it to acquire any interest in the Equipment constitutes an asset of an "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) or any "plan"
(as such term is defined in Section 4975(e)(1) of the Code).

		(g)	Litigation.  There is no pending
or, to the best knowledge of such Owner
Participant, threatened litigation, action, arbitration or proceeding affecting such Owner
Participant or any of its properties, assets or revenues before any Governmental Authority which questions the validity or enforceability of any Operative Document or which, individually or in the aggregate, if decided adversely to such Owner
Participant, would reasonably be expected to have a material adverse effect on its ability to perform its obligations under the Operative
Documents to which it is a party.

	4.3	Representations and Warranties of the
Indenture Trustee. The Indenture Trustee in its individual capacity represents and warrants as follows:

		(a)	Due Organization.  It is a national
banking association duly organized and validly existing in good standing under the laws of the United States and has all requisite corporate power and authority to execute, deliver and perform its obligations under this Participation
Agreement and the other Operative Documents to which it is a party.

		(b)	Due Authorization.  This
Participation Agreement and the other Operative
Documents to which it is party have been duly authorized, executed and delivered by the Indenture Trustee and constitute the legal, valid and binding obligations of the Indenture Trustee enforceable against the Indenture Trustee in accordance with the terms hereof and thereof.

		(c)	Non-Contravention.  Neither the
execution and delivery by the Indenture Trustee of this Participation Agreement and the other
Operative Documents to which it is party, nor the authentication by it of the Notes, nor the consummation by it of the transactions contemplated hereby or thereby, nor the compliance by it with any of the terms or provisions thereof will contravene any Applicable Law, or any Connecticut or United States judgment or order applicable to or binding on it, or contravene or result in any breach of, or constitute any default under, its Organic Documents or Contractual
Obligations to which it is a party or by which any of its properties may be bound.

		(d)	Governmental Action.  Neither the
execution and delivery by the Indenture Trustee of this Participation Agreement and the other
Operative Documents to which it is or is to be party, nor the performance by it of any of the transactions contemplated hereby or thereby requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any Governmental
Authority governing the banking or trust powers of the Indenture Trustee.

		(e)	Litigation.  There is no pending
or, to the best knowledge of the Indenture
Trustee, threatened litigation, action,
arbitration or proceeding affecting the Indenture
Trustee or any of its properties, assets or revenues before any Governmental Authority which questions the validity or enforceability of any Operative Document or which, individually or in the aggregate, if decided adversely to the Indenture Trustee, would reasonably be expected to have a material adverse effect on its ability to perform its obligations under the Operative
Documents to which it is a party.

	4.4	Representations and Warranties of the
Lenders. Each Lender severally represents and warrants as follows:

		(a) Due Organization.  It is duly
organized and validly existing in good standing under the laws of its jurisdiction of organization and has all requisite corporate power and authority to execute, deliver and perform its obligations under this Participation Agreement and the other Operative Documents to which it is a party.

		(b)  Due Authorization.  This
Participation Agreement and the other Operative
Documents to which it is party have been duly authorized, executed and delivered by such Lender and constitute the legal, valid and binding obligations of such Lender enforceable against such Lender in accordance with the terms hereof and thereof.

		(c)	Notes for Investment Only.  It is
acquiring the Notes for its own account or for one or more separate accounts maintained by it for investment and not with a view to, or for sale in connection with, any distribution, provided that the disposition of its property shall at all times be and remain within its control.

		(d)	ERISA.  At least one of the
following statements is an accurate representation as to each source of funds (a "Source") to be used by such Lender to pay the purchase price of the Notes to be purchased by it hereunder:

		(i) the Source is an insurance
company general account as such term is used in U.S. Department of Labor Prohibited
Transaction Class Exemption ("PTCE") 95-60, and the amount of reserves and liabilities
(as defined in the annual statement for life insurance companies approved by the National
Association of Insurance Commissioners (the
"NAIC Annual Statement") and before reduction for credits on account of any reinsurance ceded on the coinsurance basis) (the
"Reserves and Liabilities"), for the general account contract(s) held by or on behalf of any Plan, together with the amount of the Reserves and Liabilities for the general account contracts(s) held by or on behalf of any other Plans maintained by the same employer (or any "affiliate" thereof within the meaning of Section V(a)(1) of PTCE 95-
60), does not exceed 10% of the total
Reserves and Liabilities of such general account plus surplus, as set forth in the NAIC Annual Statement filed with the state of domicile of the insurance company maintaining such general account; or

		(ii) the Source is a separate
account that is maintained solely in
connection with such Lender's fixed
contractual obligations under which the
amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan
(including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

		(iii) the Source is either (A) an
insurance company pooled separate account, within the meaning of PTCE 90-1 (issued
January 29, 1990), or (B) a bank collective investment fund, within the meaning of PTCE
91-38 (issued July 12, 1991) and, except as disclosed by such Purchaser to the Lessee and the Owner Participant in writing pursuant to this paragraph (iii), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

		(iv) the Source constitutes assets
of an "investment fund" (within the meaning of Part V of PTCE 84-14) managed by a "qualified professional asset manager" or
"QPAM" (within the meaning of Part V of PTCE
84-14), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section
V(c)(1) of PTCE 84-14) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of PTCE 84-14 are satisfied, and neither the QPAM nor a person controlling or controlled by the QPAM
(applying the definition of "control" in Section V(e) of PTCE 84-14) owns a 5% or more interest in the Lessee or the Owner
Participant; or

		(v) the Source constitutes assets
managed by an "in-house asset manager" or "INHAM" (within the meaning of Part IV of PTCE 96-23), the conditions of Part I(a) of PTCE 96-23 are satisfied, and neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of "control" in Section IV(d) of PTCE 96-23) owns a 5% or more interest in the Lessee or the Owner Participant; or

		(vi) the Source is a governmental
plan; or

		(vii) the Source is one or more
employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Lessee and the Owner
Participant in writing pursuant to this
paragraph (vii); or

		(viii) the Source does not include
assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 4.4(d), the terms
"employee benefit plan", "governmental plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

		(e)	U.S. Person.  It is a "United
States Person" as defined in Section 7701(a)(30) of the Code.

	4.5	Representations and Warranties of Fleet
and the Owner Trustee.  Fleet and the Owner
Trustee (where noted) represent and warrant to each of the other parties hereto that:

		(a)	Due Organization.  Fleet is a
national banking association duly organized and validly existing in good standing under the laws of the United States and has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Trust Agreement and (assuming due authorization, execution and delivery of the Trust
Agreement by the Owner Participant) has all requisite corporate power and authority as Owner
Trustee to execute and deliver the other Operative
Documents to which it is or is to be a party.

		(b)	Due Authorization.  This Agreement
and the Trust Agreement have been duly authorized, executed and delivered by Fleet and the Owner
Trustee, as the case may be, and constitute the legal, valid and binding obligations of Fleet and the Owner Trustee, as the case may be, enforceable against Fleet and the Owner Trustee, as the case may be, in accordance with the terms hereof and thereof. Assuming the due authorization, execution and delivery of the Trust Agreement by the Owner Participant, the Operative Documents to which the Owner Trustee is a party have been duly authorized, executed and delivered by it and constitute the legal, valid and binding obligations of the Owner Trustee enforceable against it in accordance with the terms thereof.

		(c)	Non-Contravention.  Neither the
execution and delivery by Fleet or the Owner
Trustee, as the case may be, of any of the Operative Documents to which it is or is to be a party, nor the consummation by it of the transactions contemplated thereby nor compliance by it with any of the terms or provisions thereof will contravene any Applicable Law of Connecticut, any Applicable Law of the United States governing banking and trust powers or any judgment or order applicable to or binding on it, or contravene or result in any breach of, or constitute any default under, its Organic Documents or Contractual
Obligations to which it is a party or by which any of its properties may be bound.

		(d)	Governmental Action.  Neither the
execution and delivery by Fleet or the Owner
Trustee, as the case may be, of each of the Operative Documents to which it is or is to be a party, nor the performance of its obligations thereunder requires the consent or approval of or the giving of notice to, the registration with, or the taking of any other action in respect of, any Connecticut Governmental Authority or any United
States Governmental Authority governing its banking and trust powers.

		(e)	Location.  The chief executive
office (as such term is used in Article 9 of the UCC) of the Owner Trustee is located at Boston, Massachusetts, and its principal corporate trust office is located at Hartford, Connecticut.

		(f)	Title.  On the Equipment Closing
Date, the Owner Trustee will have whatever title to the Items of Equipment delivered on such Equipment Closing Date as was conveyed to it by the Lessee.

		(g)	Litigation.  There is no pending
or, to the best knowledge of Fleet or the Owner
Trustee, as the case may be, threatened
litigation, action, arbitration or proceeding affecting the Owner Trustee or any of its properties, assets or revenues before any Governmental Authority which questions the validity or enforceability of any Operative
Document or which, individually or in the aggregate, if decided adversely to Fleet or the Owner Trustee, as the case may be, would reasonably be expected to have a material adverse effect on its ability to perform its obligations under the Operative Documents to which it is a party.

		(h)	Liens; Conveyances.  The Trust
Estate is free and clear of any Lessor Liens attributable to Fleet or the Owner Trustee, as the case may be. Except as contemplated by the Operative Documents, the Owner Trustee has not conveyed any interest in the Trust Estate to any Person.


ARTICLE V

Covenants

	5.1	Covenants of the Owner Participant,
Fleet and the Owner Trustee.

		(a)	Liens.  Each of the Owner
Participant, Fleet and the Owner Trustee severally agrees that at all times the Trust Estate shall be free of any Owner Participant Liens or Lessor
Liens, respectively, attributable to it.  The
Owner Participant, Fleet and the Owner Trustee each severally agrees that it will, at its own cost and expense, promptly take such action as may be necessary duly to discharge any Owner
Participant Lien or Lessor Lien, respectively, attributable to it and will make restitution and hold harmless each other Indemnified Person on an After Tax Basis, from and against any costs or expenses (including Fees and Expenses) and, any reduction in the amount payable out of the Trust
Indenture Estate to each present or future holder of a Note in respect of the Notes, incurred, in each case, by such party as a result of the imposition or enforcement of any such Owner
Participant Lien or Lessor Lien attributable to it; provided, that the Owner Participant and Fleet may in good faith by appropriate proceedings contest claims or charges resulting in any such Owner Participant Lien or Lessor Lien as long as such proceeding does not involve any material danger of the sale, forfeiture or loss (or loss of use) of any Item of Equipment or any other part of the Trust Estate or the Trust Indenture Estate, or any interest therein.

		(b)	No Amendments.  Each of Fleet and
the Owner Participant agrees that until expiration or earlier termination of the Lease it will not terminate the Trust Agreement or amend the Trust
Agreement in any manner which would be materially adverse to the Lessee, the Lenders or the Indenture Trustee without the prior written consent of the Indenture Trustee and the Lessee.

		(c)	Change to Principal Place of
Business or Chief Executive Office, etc. Fleet shall use its best efforts to notify the Owner
Participant, the Indenture Trustee and the Lessee in writing at least 30 days prior to any change to its principal place of business, chief executive office, name or organizational structure or to the place where the Owner Trustee maintains records concerning the transactions contemplated hereby and, in any event, shall so notify such parties within 30 days after such change.

	5.2	Covenants of the Indenture Trustee.  The
Indenture Trustee agrees, in its individual capacity, that:

		(a)	Discharge of Liens.  The Indenture
Trustee shall not create or permit to exist, and shall, at its own cost and expense, promptly take such action as may be necessary duly to discharge all liens and encumbrances on any part of the Trust Indenture Estate which result from claims against it in its individual capacity not related to its Lien and security interest in the Trust
Indenture Estate or the administration of the Trust Indenture Estate.

		(b)	Discharge of Indenture.  The
Indenture Trustee shall release the Lien of the Indenture when directed to do so pursuant to
Section 10.01 thereof.

	5.3	Covenants of the Lessee.

		(a)	Further Assurances.  The Lessee, at
its own cost and expense, shall cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents
(including Bills of Sale) and assurances as any Participant, the Owner Trustee, the Owner
Participant or the Indenture Trustee may from time to time reasonably request in order to carry out more effectively the intent and purposes of this Participation Agreement and the other Operative
Documents, and the transactions contemplated hereby and thereby. The Lessee, at its own cost and expense, shall cause the financing statements
(and continuation statements with respect thereto) and documents enumerated and described in
Schedule IV to be recorded or filed at such places and times in such manner, and shall take all such other actions or cause such actions to be taken, as may be necessary or requested by the Owner
Trustee, the Owner Participant or the Indenture
Trustee, in order to establish, preserve, protect and perfect the good and marketable title of the Owner Trustee to the Equipment, and the Owner
Trustee's and the Owner Participant's rights under this Participation Agreement and the other
Operative Documents and, so long as any Notes are outstanding under the Indenture, the first priority Lien and security interest of the Indenture Trustee in the Trust Indenture Estate and the Indenture Trustee's rights under this Participation Agreement and the other Operative
Documents referred to and included under the Granting Clauses of the Indenture (including, without limitation, the filing of financing statements in appropriate jurisdictions and filing offices relating to any site to which any portion of the Equipment may be relocated and the filing of continuation statements in appropriate jurisdictions and filing offices). The Lessee shall promptly from time to time furnish to the Owner Participant or the Owner Trustee such information as may be required to enable the Owner
Participant or the Owner Trustee, as the case may be, to timely file any reports and obtain any licenses or permits required to be filed or obtained by the Owner Trustee as the lessor under the Lease or as the owner of the Equipment or the Owner Participant as the beneficiary of the Trust
Estate with any Governmental Authority (including environmental and tax authorities). The Lessee will at the Lessee's expense furnish to Owner
Trustee and the Indenture Trustee, annually and at the time continuation statements are required to be filed, an opinion of counsel satisfactory to Owner Trustee and the Indenture Trustee stating that (1) all financing statements or other notices have been filed for record in all public offices wherein such filing is necessary to protect the right, title and interest of the Owner Trustee in and to the Equipment and to perfect the Lien and security interest in the Trust Indenture Estate created pursuant to the Indenture under the provisions of the UCC and (2) all continuation statements and amendments to such financing statements required to maintain the priority and perfection of such Liens and security interests have been recorded, registered and filed as necessary in order to maintain such priority and perfection.

		(b)	Maintenance of Corporate Existence,
etc. The Lessee shall at all times maintain its existence as a corporation in good standing under the laws of the State of Delaware. The Lessee shall do or shall cause to be done all things necessary to preserve and keep in full force and effect its rights (charter and statutory) and franchises.

		(c)	Change to Principal Place of
Business or Chief Executive Office, Etc.  The
Lessee shall provide the Owner Trustee, the Owner
Participant and the Indenture Trustee with ten
(10) Business Days' prior written notice of any change to its chief executive office, principal place of business, name or corporate structure or to the place where it maintains its business records.

		(d)	Lessee to Defend Title.  The Lessee
covenants that it shall, at all times, at its own cost and expense, warrant and defend the title of the Owner Trustee to the Trust Estate and the Lien and security interest of the Indenture Trustee in and to the Trust Indenture Estate against any Lien
(other than Permitted Liens), claims and demands of or against the Lessee and all other Persons claiming through the Lessee. The Lessee covenants that with respect to any Item of Equipment that has not had a Final Acceptance Date as of the Equipment Closing Date, the Lessee shall on or prior to September 30, 1997, either have (a) caused a Final Acceptance Date to occur, or (b) rejected such Item of Equipment (based upon such Item's failure to comply with the operating specifications therefor) after an Equipment
Closing Date has occurred with respect to such Item of Equipment and prior to the Final
Acceptance Date for such Item.

		(e)	Furnishing of Information. The
Lessee agrees to furnish to each Participant and each Agent:

		(i) within 120 days after the close
of each fiscal year of the Lessee occurring after the Initial Closing Date, its Annual
Report on Form 10-K which conforms to the requirements therefor; provided, that if the Lessee ceases to file reports with the SEC pursuant to the Exchange Act, it shall deliver instead (A) the audited consolidated balance sheet of the Lessee and its consolidated Subsidiaries at the end of, and
(B) the related consolidated statements of income, statements of cash flow and statements of shareholders' equity for such fiscal year, each of which financial statements shall present fairly the consolidated financial position of the Lessee and its consolidated Subsidiaries at December
31 of such fiscal year and the consolidated results of operations and cash flows for such fiscal year, all in conformity with GAAP and be accompanied by an opinion of the Lessee's independent certified public accountants, who shall be independent public accountants of recognized national standing to such effect;
		(ii) within sixty (60) days after
the end of each of the first three (3)
quarters of each of its fiscal years, its Quarterly Report on Form 10-Q which conforms to the requirements therefor; provided, that if the Lessee ceases to file reports with the SEC pursuant to the Exchange Act, it shall deliver instead (A) the unaudited consolidated balance sheet of the Lessee and its consolidated Subsidiaries at the end of, and (B) the related consolidated statements of income, shareholders' equity and cash flows for, the interim period ending at the end of such quarter, each of which financial statements will present fairly in all material respects the consolidated financial position of the Lessee and its consolidated
Subsidiaries at the end of such quarter, and the consolidated results of operations and cash flows for such quarter, all in conformity with GAAP, accompanied by a statement of the Chief Financial Officer, the Comptroller, Treasurer or an Assistant
Treasurer of the Lessee to such effect;

		(iii) simultaneously with the
delivery of the year-end financial statements referred to in (i) above, a certificate of the Chief Financial Officer, the Comptroller,
Treasurer or an Assistant Treasurer of the Lessee stating that such officer has reviewed the activities of the Lessee during the immediately preceding fiscal year and whether, to the knowledge of such officer, there exists on the date of such certificate any Default, Event of Default, Indenture
Event of Default, or Event of Loss, and, if any Default, Event of Default, Indenture
Event of Default or Event of Loss exists, specifying the nature and period of existence thereof and the action the Lessee is taking and proposes to take with respect thereto;

		(iv) immediately upon the Lessee
becoming aware of the existence of a Default or Event of Default, a written notice specifying the nature of such Default or Event of Default and what action the Lessee is taking or proposes to take with respect thereto;

		(v) all reports and permits
required under Applicable Law to be filed or delivered by any Lessor Party with respect to the Equipment;

		(vi) promptly, all reports or
statements which the Lessee may make to, or file with, the Securities Exchange Commission or any successor agency thereto; and

		(vii) promptly, such additional
information with respect to the financial condition or business of the Lessee as any Participant or the Indenture Trustee or the Owner Trustee may reasonably request.

		(f)	Inspection.  The Lessee will permit
each Participant, the Owner Trustee and the Indenture Trustee, upon reasonable notice and at a mutually convenient time and at their expense so long as no Default or Event of Default has occurred and is continuing (and thereafter at the expense of the Lessee), (i) to visit the sites where the Items of Equipment are located and inspect such Equipment and related records and the corporate headquarters of the Lessee and (ii) to discuss with the relevant officers of the Lessee the Items of Equipment and the financial affairs and condition of the Lessee or any Subsidiary thereof insofar as these are relevant to their interests hereunder and subject to any legal restrictions on disclosure.

		(g)	Merger, Consolidation, etc., of
Lessee. The Lessee covenants that it shall not consolidate or merge with or into any Person, nor sell, transfer, convey or lease all or substantially all its properties or assets as an entirety to any Person, unless:

		(i) the successor entity formed by
such consolidation or with or into which it is merged, or the successor entity that acquires by conveyance, transfer or lease all or substantially all its assets as an entirety, shall be organized under the laws of the U.S., a state thereof or the District of Columbia, shall be authorized under all Applicable Laws to operate the Equipment and perform the obligations of the Lessee under the Operative Documents to which it is a party to the same extent as the Lessee, shall have a tangible net worth (as determined in accordance with GAAP) not less than the tangible net worth of the Lessee immediately prior to giving effect to such transaction, shall execute and deliver to the Owner
Trustee, the Indenture Trustee and each
Participant an agreement in form and
substance satisfactory to the Owner Trustee, the Indenture Trustee and each Participant, containing an assumption by such successor entity of the due and punctual performance of each covenant and condition of the Operative
Documents to be performed or observed by the Lessee;

		(ii) immediately after giving
affect to such transaction, no Default or Event of Default shall have occurred and be continuing;

		(iii) the Lessee or such successor
entity, as the case may be, shall have
delivered to the Owner Trustee, the Indenture
Trustee and each Participant an Officer's
Certificate and an opinion of counsel
satisfactory to the Owner Trustee, the
Indenture Trustee and each Participant,
stating that such consolidation, merger, sale, conveyance, transfer or lease, and the assumption agreement required by clause (i) above, comply with this Section 5.3, that all conditions precedent relating to such action have been satisfied, that such assumption agreement has been duly authorized, executed and delivered by such successor entity and constitutes the legal, valid and binding obligation of such successor entity, enforceable against such successor entity in accordance with its terms and that the rights of the Participants under the Operative
Documents will not be adversely affected thereby, and that such transaction will not result in adverse tax consequences for the Owner Trustee, the Indenture Trustee or any
Participant with respect to the transactions contemplated by the Operative Documents; and

		(iv) the Guarantor shall have
delivered to the Owner Trustee, the Indenture
Trustee and each Participant a confirmation in form and substance satisfactory to each such Person confirming its obligations under the Guaranty with respect to such successor entity.

		Upon any such consolidation or merger,
or any sale, conveyance, transfer or lease of substantially all the assets of the Lessee in accordance with this Section 5.3(g), the successor entity formed by such consolidation or with or into which the Lessee shall be merged, or to which such sale, conveyance, transfer or lease shall be made, shall succeed to, and be substituted for, and may exercise every right and power and shall be subject to each and every obligation of, the Lessee under the Operative Documents to which it is a party with the same effect as if such successor corporation had been named as the Lessee therein. No such sale, conveyance, transfer or lease of all or substantially all the assets of the Lessee shall have the effect of releasing the Lessee or any successor entity that shall theretofore have become such in the manner prescribed in this Section 5.3(g) from its liability under the Operative Documents to which it is a party.

		(h)	Purchase of Notes.  Other than in
connection with the exercise of the EBO Option under the Lease, neither the Lessee nor any of its Affiliates will purchase or otherwise acquire any of the Notes.

		(i)	Environmental Matters.  The Lessee
shall

		(i) comply in all respects, and
cause all other Persons to comply in all respects, with all Environmental Laws applicable in any way to, or otherwise affecting, the Equipment, and the Lessee shall have sole responsibility for the expenses (including legal, consultant and other professional fees and expenses and costs of investigation) associated with such compliance;

		(ii) obtain, at or prior to the
time required by applicable Environmental
Laws, all Governmental Actions necessary in connection with the Equipment, and maintain such Governmental Actions in full force and effect;

		(iii) not treat, recycle, manage,
generate, transport, store or Release, or permit the treatment, recycling, management, generation, transportation, storage or
Release of, Hazardous Substances used in connection with the Equipment, other than in compliance with all applicable Environmental
Laws;

		(iv) conduct and complete, at its
sole cost and expense, any investigation, study, sampling, monitoring and testing and undertake any cleanup, removal, remedial, corrective, mitigation, response or other action necessary or advisable to abate, correct, remove and clean up or remediate any Release or threatened Release of any Hazardous Substance associated in any way with the Equipment, in accordance with applicable Environmental Laws;

		(v) provide reasonably detailed
written notice, within 10 days of Lessee's discovery thereof, of any fact, circumstance, condition, occurrence or Release relating in any way to the Equipment that has resulted or is reasonably likely to result in (i) noncompliance with any applicable
Environmental Law or (ii) an Environmental
Claim; and

		(vi) provide to each Participant
and each Agent copies of all written
communications relating to any alleged
violation of or noncompliance with any
Environmental Law or any Environmental Claim relating to the Equipment simultaneously with the giving or receiving of such written communications.

		(j)	Purchase Agreement; Invoices.  The
Lessee shall deliver or otherwise make available to each of the Indenture Trustee and the Owner
Participant copies of such Purchase Documents relating to the Items of Equipment delivered on the Equipment Closing Date and Invoices from the respective Sellers thereof specifying the amounts comprising the respective purchase prices of such Items, in each case as such Person may reasonably request.

		(k)	Performance Under Lease.  The
Lessee agrees that it will fully perform its obligations under the Lease.

	5.4	Transfers of Notes.  Each Lender agrees
that it will not transfer any Note unless such
Note is registered under the Securities Act or an exemption from such registration is available.
Furthermore, each Lender, solely with respect to itself, severally covenants that, except pursuant to Section 2.13 or 2.17 of the Trust Indenture, it will not transfer any Note to any Person unless such Person (the "Proposed Lender") (a) shall have agreed in writing to be bound by this Participation Agreement, and the other Operative
Documents to which the Lenders are a party, as though named as a Lender herein and therein and
(b) the representations set forth in Section 4.4 hereof (other than Section 4.4(e)) are true with respect to such Proposed Lender as of the date of the transfer of such Notes (provided that if the representation in Section 4.4(d) is correct with respect to such Proposed Lender only because clause (vii) applies, no such transfer of the Notes to such Proposed Lender shall be made without the prior consent of the Lessee and the Owner Participant).

	5.5	Advertising; Trademarks.  Each
Participant and Agent agrees that it will not advertise, or otherwise publish for advertising purposes in any news medium, the fact that it has furnished financing or lease accommodations to any party hereto without first obtaining the written consent of such party; provided, that such consent shall not be required in connection with the transfer by the Owner Participant of its right, title and interest in the Trust Estate in accordance with the terms of the Operative
Documents. Notwithstanding any other provision of any Operative Document, no Participant or Agent will have any right to use any trademark, trade name or trade dress of, or otherwise refer to, any party hereto in any promotion or publication in a news medium without first obtaining the written consent of such party, except for identifying the Equipment as having been owned by, leased to or used by Zenith, in connection with (a) the repossession of or foreclosure on the Equipment, or (b) any transfer by the Owner Participant of its right, title and interest in the Trust Estate in accordance with the terms of the Operative
Documents.


ARTICLE VI

Indemnities

		All payments to be made by the Lessee to any Indemnified Person under this Article VI will be free of expense to such Indemnified Person for collection or other charges. The Lessee's obligations to any Indemnified Person under the indemnities provided in this Participation
Agreement shall be those of a primary obligor whether or not such Indemnified Person shall also be indemnified with respect to the same matter under the terms of any other agreement contemplated hereby or thereby, or any other document or instrument whether or not related to the transactions contemplated hereby or thereby, and the Persons seeking indemnification from the Lessee pursuant to any provisions of this Participation Agreement may proceed directly against the Lessee without first seeking to enforce any other right of indemnification.

	6.1	General Indemnity.  The Lessee hereby
assumes liability for, and (whether or not any of the transactions contemplated hereby shall be consummated and whether or not the Lease, any Lease Supplement or other Operative Document has expired or been terminated) agrees to defend, indemnify, protect, release, save and hold harmless and keep whole each Indemnified Person, on an After-Tax Basis, from and against any and all liabilities (including but not limited to liabilities arising out of the doctrine of strict liability or arising out of violation of regulatory requirements of any kind), obligations, losses, damages, penalties, claims (including
Environmental Claims), actions, suits, judgments, costs, expenses, charges, fees and disbursements
(including out of pocket fees and expenses, Fees and Expenses and costs of investigation), whether any of the foregoing be founded or unfounded, of whatsoever kind and nature (collectively, the "Claims") that may be imposed on, incurred by or asserted against any Indemnified Person or any Equipment, in any way relating to or arising out of (a) the Equipment or the Operative Documents
(including, without limitation, the performance or enforcement of all obligations of the Lessee or the Guarantor under the Operative Documents and payments made pursuant thereto or any other transactions contemplated thereby or the breach of any covenant or agreement contained therein by the Lessee or the Guarantor, or the falsity of any representation or warranty made therein by the Lessee or the Guarantor), or the design, manufac-ture, construction, reassembly, purchase, acceptance, possession, rejection, control, financing, refinancing, modification, alteration, testing, non-use, ownership, delivery, nondelivery, use, operation, leasing, subleasing, condition, maintenance, repair, sale, abandonment, storage, substitution, insurance, redelivery or de-installation, return or other disposition of the Equipment or any Item thereof (whether or not such Equipment or Item is in compliance with the Operative Documents), (b) any other disposition of, or the imposition of any Lien (or incurrence of any liability to refund or pay over any amount as a result of any Lien) on, the Equipment or any interest therein, including, without limitation, any claim or penalty arising out of violations of Applicable Law, or in tort (whether creating a strict liability or otherwise) or arising from the active or passive negligence of an Indemnified
Person, latent or other defects, whether or not discoverable by any Indemnified Person, or any other Person, loss of or damage to any property or the environment, death of or injury to any Person and any claim for patent, trademark or copyright infringement, (c) the offer, issuance, sale, resale or delivery of any Note or any direct or beneficial interest under any Operative Document,
(d) any Event of Default, any Event of Loss, any redemption, refunding, prepayment or transfer of the Notes made in accordance with the Operative
Documents, any amendment, modification or supplement to any Operative Document, or any transfer of all or any part of the right, title and interest of the Owner Trustee or any Owner
Participant in the Trust Estate or in, to and under any of the Operative Documents, (e) the presence, Release or threatened Release of any Hazardous Substance in, on, at or from any Item of Equipment or any facility or site in or on which any Item of Equipment is or was present, stored, used, recycled, managed, treated, disposed of, or located at any time, (f) any transport, treatment, recycling, storage, Release, disposal or arrangement therefor, of any Hazardous Substance generated by, used in connection with or otherwise present in or on any Item of Equipment or any facility or site in or on which any Item of Equipment is or was present, stored, used, recycled, managed, treated, disposed of, or located at any time, (g) any Environmental Law or any published policy or guidance document issued in connection therewith or demand of a Governmental Authority applicable in any way whatsoever related to any Item of Equipment or any facility or site in or on which any Item of Equipment is or was present, stored, used, recycled, managed, treated, disposed of, or located at any time, (h) any loss of or damage to any property, natural resources or the environment, or death of or injury to any Person, resulting from or relating to any Hazardous
Substance that is or was present, used, generated, treated, stored, recycled, managed, transported or Released in connection with any Item of Equipment or any facility or site in or on which any Item of Equipment is or was present, stored, used, recycled, managed, treated, disposed of or otherwise located at any time or (i) any non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code; provided, that the Lessee shall not be required pursuant to this
Section 6.1 to indemnify:

		(i) any Indemnified Person for any
Claim to the extent resulting or arising from acts or events occurring after redelivery of all of the Items of Equipment in accordance with the Lease and payment of all Rent due and payable but only to the extent not resulting or arising from acts or events occurring prior to such redelivery;

		(ii) any Indemnified Person for
loss or liability to the extent resulting from the gross negligence or wilful misconduct of such Indemnified Person or a Related Indemnified Person of such Person
(for purposes of this Section, the Indenture
Trustee shall not be deemed a Related
Indemnified Person of any Lender and the Owner Trustee shall not be deemed to be a Related Indemnified Person of the Owner
Participant), or from such Indemnified
Person's or a Related Indemnified Person's breach of any of its representations or warranties or covenants contained in any Operative Document;

		(iii)  any Indemnified Person for
any Taxes, and any cost or expense of
contesting any such Taxes, other than any Item referred to in clause (i) above which constitutes a Tax provided, however, that this clause (iii) does not affect any payments otherwise payable hereunder on an After-Tax Basis;

		(iv)  Fleet, the Owner Trustee or
the Owner Participant, as the case may be, in connection with any claim resulting from any Lessor Lien or any Owner Participant Lien attributable to it;

		(v)  the Lenders, Fleet, the Owner
Trustee or the Owner Participant, as the case may be, in connection with any claim resulting from the sale, lease or other disposition by the Lenders, Owner Trustee or Owner Participant, as the case may be, of their respective rights in the Notes, the Equipment or any part thereof or any right to or interest in the Operative Documents except for any transfer or disposition by reason of or pursuant to (A) any sublease, substitution or maintenance of, or modification to, any Item of Equipment, (B) the Lessee's exercise of the Purchase Option or the EBO Option, or the option to terminate the Lease with respect to certain Items for obsolescence pursuant to Article VII of the Lease, (C) an Event of Loss, or a condemnation or taking not constituting an Event of Loss, (D) after or during the continuance of an Event of Default, or (E) Lessee's exercise of its rights under Article XI or XVI hereof or, with respect to the Lenders, any transfer of the Notes pursuant to Section 2.13 or 2.17 of the Indenture, all as specifically contemplated by the Operative Documents
(items described in (A)-(E) above being
defined as "Excepted Transfers");

		(vi)  any Indemnified Party in
connection with any claim resulting from either Agent's failure to distribute funds held by it in accordance with the terms of the Operative Documents; or
		(vii)  the Owner Participant or any
Related Indemnified Person of such Person in connection with any claim arising from or related to any prohibited transaction or other violation of Section 406 of ERISA or
Section 4975 of the Code resulting from or attributable to an alleged breach of fiduciary duty or any prohibited transaction by the Owner Participant or such Related
Indemnified Party within the meaning of
Section 406 of ERISA or Section 4975 of the
Code.

		The indemnities set forth in this
Section 6.1 shall not constitute a guarantee, representation or warranty to any Indemnified
Person of, or as to the value or useful life of, any Item of Equipment or a guarantee, representation or warranty that any debt incurred by the Owner Participant to finance its Equity
Amount will be paid. Upon payment in full of any indemnity pursuant to this Section 6.1, the Lessee shall, to the extent of such payment and so long as no Event of Default shall have occurred and be continuing, be subrogated to any rights of the Indemnified Person in respect of the matter against which such indemnity was given (other than with respect to any insurance policies carried by such Indemnified Person).

		Subject to the provisions of the
following paragraph, the Lessee shall at its sole cost and expense be entitled to control, and shall assume full responsibility for, the defense of any Claim; provided, that the Lessee shall keep the Indemnified Person which is the subject of such proceeding fully apprised of the status of such proceeding and shall provide such Indemnified
Person with all information with respect to such proceeding as such Indemnified Person shall reasonably request.

		Notwithstanding any of the foregoing to
the contrary, the Lessee shall not be entitled to control and assume responsibility for the defense of such Claim unless it shall have confirmed in writing to the relevant Indemnified Person that such Claim is covered by the terms of the indemnity set forth herein and that it acknowledges its liability to fully indemnify such Indemnified Person in respect thereof or if (i) an Event of Default shall have occurred and be continuing, (ii) such proceeding will involve any material danger of the sale, forfeiture or loss of, or the creation of any Lien (other than any Permitted Lien or a Lien which is adequately bonded to the satisfaction of such Indemnified
Person) on any Item of Equipment, (iii) the amounts involved, in the good faith opinion of such Indemnified Person, are likely to have an adverse effect on the business of such Indemnified
Person other than the ownership, leasing and financing of the Equipment, (iv) in the good faith opinion of such Indemnified Person, there exists an actual or potential conflict of interest such that it is advisable for such Indemnified Person to retain control of such proceeding or (v) such claim or liability involves the possibility of criminal sanctions or liability to such Indemnified Person. In any of the circumstances described above, the Indemnified Person shall be entitled to control and assume responsibility for the defense of such claim or liability at the expense of the Lessee. In addition, any Indemnified Person may participate in any proceeding controlled by the Lessee pursuant to this Section 6.1, at its own expense in respect of any such proceeding as to which the Lessee shall have acknowledged in writing its obligation to indemnify the Indemnified Person pursuant to this
Section 6.1, and at the expense of Lessee in respect of any such proceeding as to which the Lessee shall not have so acknowledged its obligation to the Indemnified Person pursuant to this Section 6.1. The Lessee may in any event participate in all such proceedings at its own cost. Nothing contained in this Section 6.1 shall be deemed to require an Indemnified Person to contest any Claim or to assume responsibility for or control of any judicial proceeding with respect thereto.

		6.2	Payment of Taxes; General Tax
Indemnity.

		(a)	General Taxes.  Subject to the
provisions of Section 6.2(b), the Lessee agrees to pay and assume liability for, and does hereby agree to indemnify, protect, defend and hold harmless, on an After-Tax Basis, each Indemnified
Person from and against any and all Taxes imposed upon or payable by such Indemnified Person
(including amounts payable by such Indemnified
Person solely as withholding agent) or the Lessee or withheld from any payment pursuant to the Operative Documents, whether imposed against the Equipment or any Item of Equipment, any Modification, or any part or portion thereof or interest therein, or the Notes, or otherwise in connection with or relating to or on or with respect to (i) this Agreement or any of the other
Operative Documents or any amendment, supplement, waiver or consent thereto or the execution, delivery or performance of any thereof; (ii) the Equipment, any Item of Equipment, any Modification, or any interest therein; (iii) the acquisition, construction, purchase, acceptance, possession, rejection, ownership, delivery, nondelivery, return, financing, refinancing, mortgaging, repossession, transfer, control, use, non-use, operation, leasing, subleasing, registration, re-registration, hire, condition, maintenance, storage, modification, importation, exportation, repair, substitution, replacement, insuring, improvement, sale, abandonment, redelivery, location, transfer of title or other application or disposition of or with respect to the Equipment, any Item of Equipment, any part of the Equipment, any Modification, or any interest therein; (iv) the payment of Rent or other amounts, receipts, income or earnings arising from or received with respect to the Equipment or any part thereof or interest therein or any application, acquisition or disposition thereof;
(v) any other amount paid or payable pursuant to the Operative Documents or any document related thereto or the property, income or other proceeds with respect to the property held in the Trust
Estate or the Indenture Estate; (vi) the payment of principal of, or interest or premium on, or other amounts payable with respect to, or the issuance, acquisition, modification, refinancing, reoptimization, holding, sale, assignment, transfer or other disposition of, any Note; or
(vi) otherwise with respect to or in connection with the transactions contemplated by the Operative Documents.

		(b)	The Lessee will have no obligation
under Section 6.2(a) with respect to any one or more of the following:

	(i)  Taxes imposed on an Indemnified
Person by the United States or, in the case of the Owner Participant, any foreign taxing authority and, in each case, that are measured by, based on or with respect to the net or gross income or receipts, items of tax preference, excess profits, conduct of business, capital or net worth of such Indemnified Person provided, however, that the exclusion in this subparagraph (i) (A) shall apply to Taxes imposed by any foreign taxing jurisdiction on the Owner Participant only to the extent that such Taxes would have been imposed in the absence of (v) the use, location, registration, subleasing, leasing or operation of the Equipment or any part thereof in such foreign taxing jurisdiction,
(w) the execution or delivery of any
Operative Document in such foreign taxing jurisdiction, (x) the making or receipt of any payment pursuant to the Operative
Documents in such foreign taxing
jurisdiction, (y) the identity or activities or presence of the Lessee, the Guarantor or any Lessee Person in such foreign taxing jurisdiction or (z) the performance of or exercise of rights, powers or remedies under the Operative Documents; and (B) shall not apply to any Taxes that are, or are in the nature of, sales, use, transfer, value-added, ad valorem, property, license, stamp or rental Taxes or similar Taxes; provided, that this Section 6.2(b)(i) (and each other exclusion contained in Section 6.2(b)) shall not be interpreted to exclude any amounts necessary to make any payment on an After-Tax basis;

	(ii)  Taxes that are imposed by the
State of Illinois or any local government authority therein that are based on or measured by or with respect to the net income or receipts, of such Indemnified Person provided, that there shall not be excluded under this subparagraph (ii) any Taxes that are, or are in the nature of, sales, use, transfer, value-added, ad valorem, property, license, stamp or rental Taxes or similar
Taxes imposed by the State of Illinois or any local government authority therein;

	(iii)  Taxes that are imposed by any
state of the United States or any local
government authority therein and based on or measured by or with respect to the net or gross income or receipts, items of tax preference, excess profits, conduct of business, capital or net worth; provided, that the exclusion in this subparagraph (iii) shall apply to Taxes imposed by any state or local government political subdivision or taxing authority therein only to the extent that such Taxes would have been imposed in the absence of the use, location, registration, subleasing, leasing or operation of the Equipment or any part thereof in such state or locality and, provided, further, that there shall not be excluded under this subparagraph (iii) any Taxes that are, or are in the nature of, sales, use, transfer, value-added, ad valorem property, license, stamp or rental Taxes or similar Taxes;

	(iv)  Taxes imposed against or payable
by an Indemnified Person attributable to (A) any voluntary sale, assignment, transfer or other disposition (a "Transfer") by such Indemnified Person of any interest in the Owner Trust, the Equipment or any interest therein, the Notes, or any interests or obligations arising under the Operative
Documents other than (1) any Transfer
contemplated by the Operative Documents to occur on the Equipment Closing Date, (2) any Refunding pursuant to Article XI of the Participation Agreement, (3) any Transfer while a Material Default or an Event of Default has occurred and is continuing or (4) any Transfer in connection with the exercise of any of the Lessee's rights or performance of the Lessee's obligations under the Operative Documents (including without limitation, any sale, assignment, transfer or disposition under Articles VI, VII, VIII, IX,
X and XI of the Lease) or (B) any involuntary transfer by such Indemnified Person of any interest in the Owner Trustee, the Trust
Estate, the Equipment or any part thereof or interest therein, the Notes or any interests or obligations arising under the Operative
Documents resulting from any bankruptcy or other proceeding for relief of debtors in which such Indemnified Person is the debtor or any foreclosure by a creditor of the Indemnified Person other than any such transfer following a Default or an Event of Default;

	(v)  with respect to the Equipment,
Taxes attributable to any period after the expiration or earlier termination of the Lease with respect to the Equipment and, if the Lessee is required to return such Equipment to the Owner Trustee, the return of the Equipment to the Owner Trustee in accordance with the terms of the Lease and payment in full of all amounts then due under the Operative Documents, unless and to the extent such Taxes are attributable to actions, omissions or events occurring in connection with the exercise of remedies following the occurrence and continuance of a Material Default or an Event of Default;
provided, that with respect to the Equipment, there shall not be excluded under this subparagraph (v) any Taxes to the extent such Taxes relate to events, acts or omissions or circumstances occurring or matters arising prior to or simultaneously with such expiration or termination or, if applicable, such return or to payments made pursuant to the Operative Documents;

	(vi)  any Taxes imposed against or
payable by an Indemnified Person resulting from the gross negligence or willful misconduct of such Indemnified Person;

	(vii)  Taxes imposed on or with respect
to or payable by the Owner Trustee or the Indenture Trustee based on, measured by or imposed with respect to any fees paid to or accruable by the Owner Trustee or the Indenture Trustee, as the case may be, in its capacity as Owner Trustee or the Indenture
Trustee, as the case may be;

	(viii)  with respect to the Noteholders
only, Taxes imposed against or payable by any Noteholder by or to any jurisdiction to the extent such Taxes would not have been imposed but for such Noteholder being organized under the laws of such jurisdiction or engaging in such jurisdiction in activities unrelated to the transactions contemplated by the
Operative Documents;

	(ix)  with respect to the Noteholders
only, United States federal, state and local income Taxes which are required to be withheld from payments hereunder (or under the Lease) to or for the benefit of any Noteholder;

	(x)  in the case of payments to or for
the benefit of the Owner Participant, Taxes imposed, or which are required to be withheld from payments hereunder (or under the Lease), solely as a result of the Owner Participant being a Non-U.S. Person;

	(xi)  Taxes which have been included in
Lessor's Cost to the extent actually paid on or before the Equipment Closing Date;

	(xii)  Taxes imposed upon the Owner
Participant for which the Lessee is obligated to indemnify the Owner Participant pursuant to the Tax Indemnity Agreement; and

	(xiii)  Taxes imposed against a
transferee (or subsequent transferee) of an original Indemnified Person to the extent of the excess of such Taxes over the amount of such Taxes which would have been imposed against the original Indemnified Person had there not been a transfer by such Original
Indemnified Person of its interest in the Owner Trustee, the Trust Estate, the
Equipment or any part thereof or interest therein, or the Notes; provided, however, that this subparagraph (xiii) shall not apply to any transfer following the occurrence and continuance of a Material Default or an Event of Default or to any amounts necessary to make any payments hereunder on an After-Tax
Basis.

		(c)	Calculation of General Tax
Indemnity Payments; Tax Savings. Any payment or indemnity to or for the benefit of any Indemnified
Person with respect to any Tax which is subject to indemnification under Section 6.2(a) hereof shall be made on an After-Tax Basis. If, by reason of any payment made on an "After-Tax Basis" to or for the account of an Indemnified Person by or on behalf of the Lessee pursuant to Section 6.1, this
Section 6.2, Article VII, or any other Operative
Document other than the Tax Indemnity Agreement
(or the circumstances or event giving rise thereto) such Indemnified Person or any of its Affiliates realizes a net Tax benefit, refund, saving, deduction or credit that results in a reduction in Taxes for which the Lessee is not required to indemnify such Indemnified Person under this Agreement or the other Operative
Documents and such reduction in Taxes was not previously taken into account in computing the amount of the payment to such Indemnified Person, such Indemnified Person shall pay to the Lessee on an After-Tax Basis an amount equal to the net reduction in Taxes, if any, as determined in good faith by the Indemnified Person, realized by such Indemnified Person or any of its Affiliates which is attributable to such net Tax benefit, refund, saving, deduction or credit. The Indemnified
Person shall make such payment within 30 days after it or any of its Affiliates actually realizes such reduction in Taxes. Each of the Owner Participant, the Owner Trustee and the Trust
Estate agrees to use its reasonable efforts and to cause its Affiliates (in a manner consistent with its overall financial and public relations interests) to seek and claim, and further agrees to take such actions as the Lessee may reasonably request, as long as such efforts or actions do not expose such Persons to a risk of material adverse consequences (determined in good faith judgment of the Indemnified Person), and such Indemnified
Person is indemnified in a manner satisfactory to such Indemnified Party, determined in its sole discretion for any adverse consequences, to realize any refunds, deductions or other tax benefits that would reduce the Lessee's indemnity obligations hereunder. Any costs incurred by an Indemnified Person in pursuing the actions contemplated by the preceding sentence shall be for the account of the Lessee. Notwithstanding the foregoing provisions of this Section 6.2(c),
(A) an Indemnified Person shall not be obligated to make any payment pursuant to this
Section 6.2(c) if, and for so long as, a Material
Default or an Event of Default shall have occurred and be continuing (but shall hold such amount for the benefit of the Lessee and pay such withheld amount to the Lessee promptly following the date on which the Material Default or Event of Default is no longer continuing) and (B) to the extent the amount of such payment by the Indemnified Person to the Lessee made pursuant to Section 6.2(c) (all determined without regard to any amount necessary to make such payments on an After-Tax Basis) would exceed the excess of all payments made on an After-Tax Basis by the Lessee to such Indemnified
Person pursuant to Section 6.1, Section 6.2(a),
Article VII or the other Operative Documents other than the Tax Indemnity Agreement (all determined without regard to any amount necessary to make such payments on an After-Tax Basis) over the amount of all prior payments by such Indemnified
Person to the Lessee of tax benefits pursuant to this paragraph (c) (determined without regard to any amounts necessary to make such payments on an After-Tax Basis), such excess shall not be paid but shall be carried forward and shall reduce the Lessee's obligation to make subsequent payments on an After-Tax Basis to such Indemnified Person under Section 6.1, Section 6.2(a), Article VII or the other Operative Documents other than the Tax
Indemnity Agreement. Any Taxes that are imposed on any Indemnified Person (or any of its Affiliates)as a result of the disallowance, unavailability, recapture or reduction of any tax benefit, savings, deduction or credit referred to in this Section 6.2(c) as to which an Indemnified
Person has made a payment to the Lessee or which was otherwise taken into account under
Section 6.1, Section 6.2, Article VII or the other
Operative Documents other than the Tax Indemnity
Agreement shall be treated as a Tax for which the Lessee must indemnify such Indemnified Person hereunder without regard to Section 6.2(b) or (d) hereof.

		Notwithstanding the preceding, the
Lessee and the Owner Participant agree that the obligation of the Owner Participant to reimburse the Lessee in the case of payments made by the Lessee pursuant to Article VII which are made as a result of the Owner Participant being a Non-U.S.
Person shall be governed by the provisions of
Article VII.

		(d)	Contests.
	(i)	Initiation.  If any written claim
shall be made against any Indemnified Person or if any proceeding shall be commenced against any Indemnified Person for any Taxes as to which the Lessee may have an indemnity obligation pursuant to this Section 6.2, such Indemnified Person shall promptly notify the Lessee provided, however, that the failure to notify the Lessee shall not relieve the Lessee of any obligation to indemnify the Indemnified Person hereunder unless such failure precludes the Lessee from initiating or continuing the contest of such claim. The
Indemnified Person shall not take any action with respect to such claim, proceeding or Tax without the consent of the Lessee (such consent not to be unreasonably withheld or unreasonably delayed) for 30 days after the receipt of such notice by the Lessee, unless the Indemnified Person shall be required by law or regulation to take action prior to the end of such 30-day period.

	(ii)  Control and Conditions.  If a
contest is requested in writing by the Lessee within 30 days after receipt by the Lessee of the notice required by subparagraph (i) with respect to the claim or proceeding that is the subject of such notice (provided, however, that if a shorter period is required for taking actions with respect to such Tax claim, the Lessee shall use its best efforts to request such contest within the shorter period of time), or, in the case of any claim or proceeding with respect to which the Lessee (as opposed to the Indemnified Person) receives notice, upon the written request of the Lessee, the Lessee may, in the case of a Tax which may be contested (1) in the name of the Lessee, (2) independently from any Tax that is not subject to indemnification by the Lessee and (3) in the Indemnified Person's good faith determination without any adverse effect on such Indemnified Person, contest the validity, applicability or amount of such Tax. If the Lessee has made the written request described in the first sentence of the subparagraph (ii) and the contest would meet the requirements of clauses (1) and (2) of such first sentence, the Lessee shall, if requested by the Indemnified Person, in good faith, contest the validity, applicability or amount of such Tax. A contest described in either of the first two sentences of this subparagraph (ii) shall be hereinafter referred to as a "Lessee-Controlled Contest.
If the contest requested by the Lessee
pursuant to the first sentence of this
subparagraph (ii) is not a Lessee-Controlled
Contest, the Indemnified Person shall itself, contest in good faith the validity, applicability or amount of such Tax. Any contest conducted pursuant to this subparagraph (ii) shall be conducted by (1) resisting payment thereof, (2) not paying the same except under protest (which protest must be pursued using reasonable efforts in appropriate administrative and/or judicial proceedings) if protest shall be necessary and proper or (3) if payment shall be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and/or judicial proceedings (it being understood that no appeal to the United States Supreme
Court shall be required hereunder).

		Notwithstanding the foregoing, in no
event shall an Indemnified Person be required to commence or continue any contest unless: (1) the amount at issue (taking into account all similar and logically related claims) exceeds $75,000; (2) the Lessee shall have agreed in writing to pay the Indemnified Person and shall pay on demand on an After-Tax Basis as incurred all reasonable out-of-pocket costs (including computer time) and expenses that such Indemnified Person shall incur in connection with contesting such claim
(including, without limitation, all reasonable costs, expenses, legal, accounting and investigatory fees and disbursements); (3) such Indemnified Person shall have in good faith reasonably determined that the action to be taken will not result in any material danger of sale, forfeiture or loss of the Equipment or the creation of any Lien on the Equipment, the Trust
Estate or the Indenture Estate or the security interests of the Lenders and the Indenture Trustee therein and that there is no risk of criminal liability that may be imposed with respect to such Indemnified Person or any Affiliate; (4) if such contest shall involve payment of the claim, the Lessee shall advance the amount thereof plus interest, penalties and additions to tax with respect thereto to such Indemnified Person on an interest-free basis (with no additional net after-tax cost to such Indemnified Person); (5) no Material Default or Event of Default shall have occurred and be continuing; (6) prior to initiating the contest, if requested, the Lessee shall have furnished the Indemnified Person with an opinion of tax counsel selected by the Lessee and reasonably satisfactory to the Indemnified
Person to the effect that a reasonable basis within the meaning of ABA Formal Opinion No. 85-
352 exists for such contest and in the case of an appeal from an adverse lower court decision, that it is more likely than not that the lower court's opinion would be reversed or substantially modified; and (7) the Lessee shall have acknowledged in writing its obligation to indemnify the Indemnified Person in the event the contest is unsuccessful in whole or in part unless the contest is ultimately resolved by a court of competent jurisdiction on a clearly articulated basis that establishes no basis for indemnification hereunder.

	(iii)  Conduct.  The Lessee shall
conduct any Lessee-Controlled Contest and the relevant Indemnified Person shall control any contest other than a Lessee-Controlled
Contest.  The party conducting the contest
("Controlling Party") shall consult in good faith with the other party ("Noncontrolling
Party") and its counsel with respect to the contest of such claim for Taxes (or claim for refund) but the decisions regarding what actions to be taken shall be made by the Controlling Party in its sole judgment provided, however, that the Indemnified
Person shall be entitled to reassert control of any contest if it determines in good faith that the Lessee's continued control of the contest will adversely affect the Indemnified
Person. In addition, the Controlling Party shall keep the Noncontrolling Party reasonably informed as to the progress of the contest, and upon request shall provide the Noncontrolling Party with a copy of (or appropriate excerpts from) any reports or claims issued by the relevant auditing agents or taxing authority to the Controlling Party or any Affiliate thereof, in connection with, but solely to the extent relating to, such claim or the contest thereof. The
Controlling Party shall be responsible for the selection of counsel, which counsel, in the case of a Lessee-Controlled Contest, must be reasonably satisfactory to the
Noncontrolling Party.

			Notwithstanding anything contained
in this paragraph (d) to the contrary, no Indemnified Person shall be required to contest any Tax claim if the subject matter thereof shall be of a continuing nature and there shall have been a Final Determination with respect thereto, unless there shall have been a change in facts or the law (including, without limitation, amendments to statues or Regulations, administrative rulings and court decisions) and such Indemnified Person shall have received an opinion of counsel, selected by the Lessee and reasonably acceptable to the Indemnified Person, which opinion shall be furnished at the Lessee's sole expense, setting forth the facts and legal analysis on which it is based, to the effect that as a result of such change in facts or the law it is more likely than not that the Indemnified Person shall prevail in the contest of such claim.

	(iv)  Waiver of Indemnity.
Notwithstanding anything contained in this
Section 6.2, an Indemnified Person shall not be required to contest any claim or permit the Lessee to contest any claim and may settle any contest without the consent of the Lessee if such Indemnified Person (A) shall waive its right to indemnity under this
Section 6.2 with respect to such claim for such Tax, and (B) shall pay to the Lessee any amount previously paid or advanced by the Lessee pursuant to clause (4) of the second paragraph of Section 6.2(d)(ii) with respect to such claim.

		(e)	Payments.  Any Taxes payable
hereunder by the Lessee shall be payable by the Lessee, to the extent allowed, directly to the appropriate taxing authority on or before the time due, and in the manner, prescribed by Applicable
Law, without the necessity of any prior demand by an Indemnified Person. If direct payment is not permitted or otherwise is not made, any amount payable by the Lessee to an Indemnified Person pursuant to this Section 6.2 shall be paid within 10 days after receipt by the Lessee of a written demand therefor from such Indemnified Person accompanied by a written statement describing in reasonable detail the amount so payable, but shall in no event be payable before the date such Tax is due. Any payments to be made pursuant to this
Section 6.2 by Lessee to an Indemnified Person or by an Indemnified Person to the Lessee shall be made directly to the Indemnified Person entitled thereto or the Lessee, as the case may be, in immediately payable funds at such bank or to such account as specified by the payee in written directions to the payor or, if no such direction shall have been given, by check of the payor payable to the order of the payee and mailed to the payee by certified mail, postage prepaid at its address. Any amount payable under this
Section 6.2 that is not paid when due shall bear interest at the Overdue Rate. Upon a Final
Determination of any contest pursuant to
Section 6.2(d) in respect of any Taxes for which the Lessee has made an advance payment, the amount of the Lessee's obligation under Section 6.2 shall be determined as if such advance payment had not been made. If in connection with a refund or credit of all or part of any Taxes paid, reimbursed or advanced by the Lessee pursuant to this Section 6.2, an Indemnified Person receives an amount representing interest on such refund or credit, the Indemnified Person shall pay to the Lessee the amount of such interest that shall be fairly attributable to such Taxes paid, reimbursed or advanced by the Lessee prior to the receipt of such refund or credit. Any obligation of the Lessee under this Section 6.2 and the Indemnified
Person's obligation to repay the advance and interest, if any, will be satisfied first by set off against each other, and any difference owing by either party will be paid within 10 days of such Final Determination.

		(f)	Reports.  If any report, return or
statement (a "Filing") is required to be filed with respect to any Tax that is subject to indemnification under this Section 6.2, the Lessee shall promptly notify the appropriate Indemnified
Person of such requirement in writing and, if permitted by Applicable Law to do so, the Lessee shall timely file or cause to be filed such Filing with respect to such Tax (except for any such Filing that an Indemnified Person has notified
Lessee in writing that such Indemnified Person intends to file) and will (if ownership of the Equipment or any part thereof or interest therein is required to be shown on such Filing) show the ownership of the Equipment in the name of the Owner Trustee, and send a copy of such Filing to the appropriate Indemnified Person; provided, that such Indemnified Person shall have furnished the Lessee, at the Lessee's request and expense, with such information, not within the control of the Lessee, as is in such Indemnified Person's control or is reasonably available to such Indemnified
Person and necessary to file such Filing. If the Lessee is not permitted by Applicable Law to file any such Filing, the Lessee will promptly notify the appropriate Indemnified Person of such requirement in writing and prepare and deliver to the appropriate Indemnified Person a proposed form of such Filing within a reasonable time, and in all events at least 10 days prior to the time such Filing is required to be filed. If the Owner
Participant, the Owner Trustee, or the Trust
Estate becomes aware of any Tax due, or report, return or filing required with respect to any Tax indemnified hereunder, it will promptly notify the Lessee of such requirement, it being understood that any failure to so notify the Lessee shall not affect any Indemnified Person's rights hereunder.

		(g)	Verification.  At the Lessee's
request, such request to be made in writing within 15 days after the Lessee receives any computation from the Indemnified Person, the amount of any indemnity payment by the Lessee pursuant to this
Section 6.2 or any payment by an Indemnified
Person to the Lessee pursuant to this Section 6.2 shall be verified by a nationally recognized independent accounting firm mutually acceptable to the Indemnified Person and the Lessee who shall be asked to verify, after consulting with the Indemnified Person, whether the Indemnified
Person's computations are correct and to report its conclusions to both the Lessee and the Indemnified Person. Subject to acceptable confidentiality agreements as described below, each Indemnified Person and the Lessee hereby agree to provide such firm with all information and materials as shall be reasonably necessary or desirable in connection therewith provided, however, that in no case shall the Indemnified
Person be required to provide its books or tax returns to such accounting firm or anybody else.
The fee of such firm shall be paid by the Lessee unless such verification discloses an error adverse to the Lessee equal to 5% or more of the amount determined to be due by such firm, in which case such fees shall be paid by such Indemnified
Person. Any information provided to such firm by any Person shall be and remain the exclusive property of such Person and shall be deemed by the parties to be (and such firm will confirm in writing in a manner satisfactory to the Indemnified Person that they will treat such information as) the private, proprietary and confidential property of such Person, and no Person other than such Person and such firm shall be entitled thereto, and all such materials shall be returned to such Person. Such firm shall be requested to make its determination within 30 days. If such firm shall determine that such computations are incorrect, then such firm shall determine what it believes to be the correct computations. The computations of the accounting firm shall be final, binding and conclusive upon the Lessee and such Indemnified Person with respect to matters other than the interpretation of this Agreement and the Lessee shall have no right to inspect the books, records, tax returns or other documents (including working papers) of or relating to such Indemnified Person or Affiliate to verify such computations or for any other purpose; provided, that the Lessee and each Indemnified Person agree that the sole responsibility of the accounting firm shall be to verify the amount of an indemnity payable hereunder and that matters of interpretation of this Agreement are not within the scope of the accounting firm's responsibilities.


ARTICLE VII

Tax Withholding

		The Lessee agrees that in the event the
Lessee, the Lessor, the Indenture Trustee or the Owner Participant is required by law to withhold
Taxes from any payment of Rent, the Lessee shall make such withholding and shall pay the full amount withheld to the applicable taxing authority or other authority in accordance with Applicable
Law, and the Lessee shall pay an additional amount on an After-Tax Basis such that, after deduction of all amounts required to be withheld, the net amount actually received by the Lessor and the Indenture Trustee on an After-Tax Basis will equal the amount that would have been received absent such withholding, provided that in no event shall the net amount paid after deduction for such withholding tax be less than the amount payable prior to the calculation of such withholding tax and the amount payable under this Article VII.
Upon presentment of evidence of payment of withheld Taxes, and provided that no Material
Default or Event of Default has occurred and is continuing, the Lessee shall be entitled to reimbursement from the Owner Participant on an After-Tax Basis (such reimbursement being sufficient to place the Lessee in the same position it would have been in if no such withholding had been imposed) for any such additional amount with respect to any withholding for United States federal income Taxes required to be withheld solely by reason of the status of the Owner Participant as a Non-U.S. Person.

		Notwithstanding any other provision of
this Article VII to the contrary, the Lessee will indemnify the Owner Trustee, the Trust Estate and the Owner Participant (and any Affiliate of any of the foregoing) on an After-Tax Basis for any obligation with respect to United States federal withholding Taxes imposed on the Owner Trustee, the Trust Estate or the Owner Participant (or any
Affiliate of any of the foregoing) with respect to the Notes (or any debt issued to refinance or refund the Notes) or as a result of a claim by the Internal Revenue Service (the "Service") asserted against the Trust Estate, the Owner Trustee or the Owner Participant (or any Affiliate of any of the foregoing) with respect to such withholding Tax;
provided, however, that (A) the Lessee shall be subrogated to the rights and defenses of the Owner
Trustee, the Trust Estate and the Owner
Participant (and any Affiliate of any of the foregoing) in respect of such withholding Taxes, including the rights and defenses set forth under the Operative Documents, and (B) the Lessee shall have no indemnification obligation under this sentence if such obligation of the Owner Trust, the Owner Trustee or the Owner Participant (or any
Affiliate of any of the foregoing) results solely from the status of the Owner Participant as a Non-
U.S. Person.

		The Indenture Trustee shall comply with
Section 2.04 of the Indenture with respect to withholding taxes on payments due on the Notes.


ARTICLE VIII

Expenses

	8.1	Transaction Expenses Payable by the
Owner Participant. The Lessee shall have the right to review all invoices for Transaction
Expenses. Subject to the Lessee's prior review, Transaction Expenses for which invoices have been received by the Owner Participant (with a copy to the Lessee) shall be paid by the Owner Participant promptly after receipt thereof. Subject to the Lessee's prior review, Transaction Expenses for which invoices are submitted after the Equipment
Closing Date shall be paid promptly after receipt thereof by the Owner Participant (with a copy to the Lessee); provided, that all invoices in respect of Transaction Expenses incurred on or prior to the Equipment Closing Date shall be submitted within sixty (60) days after the Equipment Closing Date.

	8.2	Transaction Expenses Payable by the
Lessee. If the transactions contemplated hereby are not consummated for any reason, the Lessee will pay all Transaction Expenses promptly after receipt of an invoice therefor; provided, that all invoices in respect of Transaction Expenses shall be submitted within sixty (60) days after the scheduled Equipment Closing Date or, if no such date has been scheduled, within sixty (60) days after the last date of incurrence of Transaction
Expenses. If the transactions contemplated hereby are consummated, the Owner Participant shall be responsible for all Transaction Expenses up to the percentages indicated in the Pricing Assumptions;
provided, however, if the Transaction Expenses shall exceed the percentages indicated in the Pricing Assumptions, the Lessee, at the request of the Owner Participant, will pay the amount of Transaction Expenses which exceeds the percentages indicated in the Pricing Assumptions promptly after receipt of an invoice therefor; provided, that Lessee shall pay any Transaction Expenses not promptly paid by, and which are required hereby to be paid by, the Owner Participant and the Owner
Participant shall reimburse the Lessee for any such Transaction Expenses paid by the Lessee on behalf of the Owner Participant; provided further that all invoices in respect of such Transaction
Expenses which are incurred on or prior to the Equipment Closing Date shall be submitted within sixty (60) days after the Equipment Closing Date.

	8.3	Amendments, Waivers, etc.  The Lessee
will pay all costs and expenses for which appropriate bills and invoices are submitted within nine months after the incurrence thereof which have been incurred in connection with the entering into or the giving or withholding of any future amendments, supplements, waivers, consents with respect to the Operative Documents, any action requested by the Lessee or any action required by the Operative Documents (other than those required as a result of an action taken by a Person other than Lessee or the Guarantor), including, without limitation, any amendments, waivers, or consents resulting from any Event of Default, work-out, renegotiation or restructuring relating to the non-performance by the Lessee or the Guarantor of its respective obligations under the Operative Documents, whether or not the same shall become effective.

	8.4	Fees of Agents.  The Lessee will pay all
continuing fees and expenses of the Agents in connection with the transactions contemplated by the Operative Documents, other than the initial fees of such Agents due and payable on the Initial
Closing Date and included in Transaction Expenses.
If the Owner Participant fails to pay such initial fees when due, the Lessee shall be obligated to pay such fees and shall be entitled to recover any such payment from the Owner Participant.


ARTICLE IX

Recomputation of Basic Rent, EBO Prices,
Fixed Purchase Option Prices,
Casualty Values and Termination Values

	9.1	Making of Adjustments.

		(a) In the event that on or prior to the Equipment Closing Date, it is determined that any of the factors constituting Pricing Assumptions
(including but not limited to, the actual Lessor's
Cost of the Equipment to be settled for on such Equipment Closing Date or the date of such Equipment Closing Date) shall be different from those reflected in the Pricing Assumptions and, the Owner Participant shall elect to effect an adjustment pursuant hereto; then, (x) the Pro
Forma Schedules of Basic Rent, the EBO Price,
Casualty Values and Termination Values for such
Items of Equipment to be purchased on such Equipment Closing Date shall be adjusted by such amounts as shall be appropriate to preserve for the benefit of the Owner Participant its Net
Economic Return and (y) the amortization schedules set forth in the Pro Forma Schedules for each Series of Notes to be issued on or after such Equipment Closing Date shall be adjusted in compliance with Section 9.5 hereof.

		(b)	In the event that:

			(i)   a Refunding pursuant to
Article XI hereof and Section 2.12 of the Indenture shall occur; or

			(ii)  Transaction Expenses paid by
the Owner Participant are different from 2% of Lessor's Cost; or

			(iii)  a Modification is financed
by the Lessor pursuant to Section 6.4 of the Lease;

and, in any such case, the Owner Participant shall elect to effect an adjustment pursuant hereto;

then, Basic Rent, the EBO Price, Casualty Values and Termination Values for all affected Items of Equipment shall be adjusted from time to time by such amounts as shall be appropriate to preserve for the benefit of the Owner Participant its Net
Economic Return effective as of the next succeeding Rent Payment Date for such Items of Equipment.

	9.2	Limitations.  Any provision herein or in
any other Operative Document to the contrary notwithstanding, no adjustment pursuant to Section
9.1 shall result in (a) Basic Rent payable on any Rent Payment Date being less than the principal amount of, and interest on, the Notes payable on such Rent Payment Date under the Indenture, (b) the Casualty Value and Termination Value for each Item of Equipment payable on any date being less than the principal amount of the Notes equal to the Loan Value of such Item plus any accrued and unpaid interest (other than, in the case of any such date which is also a Rent Payment Date, interest due on such Rent Payment Date) and (c) the EBO Price payable on each EBO Date for the Items of Equipment described in any Lease
Supplement and related Schedule of Equipment being less than the principal amount of the Notes plus any accrued and unpaid interest. Further, no adjustment to the amortization schedules of the Notes set forth in the Pro Forma Schedules shall violate Section 9.5.

	9.3	Computation of Adjustments.  Upon the
occurrence of an event requiring an adjustment to the Basic Rent, the EBO Price, Casualty Values or
Termination Values pursuant to this Article IX, the Owner Participant shall make the necessary computations and, within ninety (90) days after the Owner Participant's knowledge of such event, furnish to the Lessee a certificate complying with the requirements of Section 9.4 hereof. In making any such computations, the Owner Participant
(a) shall utilize the same methods and assumptions
(including tax constraints) originally used to calculate the payments of Basic Rent, the EBO
Price, Casualty Values and Termination Values
(other than those assumptions changed as a result of the event described in Section 9.1 necessitating such computations; it being agreed that such computation shall reflect solely any changes of assumptions or facts resulting directly from any such event necessitating such recalcu-lation); and (b) shall minimize to the maximum extent possible, but subject at all times to the preservation of Net Economic Return, the present value (discounted semi-annually at an interest rate per annum equal to the Debt Rate) of the payments of Basic Rent. All Basic Rent adjustments shall be consistent with Rev. Procs.
75-21 and 75-28 and Section 467 of the Code as in effect at the time of the adjustment, including any final, proposed or temporary regulation or other administrative announcement issued thereunder. In no event shall any such adjustment, in the judgment of the Owner
Participant, result in the Lease being treated as a "disqualified leaseback" or "long term agreement" within the meaning of Section 467 of the Code and any regulation (including any proposed regulation) or other interpretation regarding Section 467 of the Code, or otherwise cause any adverse tax consequences to the Owner
Participant. If the Lessee shall disagree with any such determinations, such determinations and the supporting data described below shall be reviewed and determined by an independent accounting firm jointly chosen by the Lessee and the Owner Participant, or, in the absence of agreement as to such firm, by a third independent accounting firm jointly chosen by two independent accounting firms, one chosen by the Owner
Participant and one chosen by the Lessee. In connection with any such review, the Owner
Participant shall make available to such accounting firm or firms on a confidential basis its pricing runs and its related assumptions, but under no circumstances shall such pricing runs or assumptions be made available to the Lessee;
provided, however, that in connection with any such review the Owner Participant shall not be required to disclose its tax returns or other proprietary information. The adjustments as determined by such accounting firm will replace the adjustments provided by Owner Participant unless the Lessee and the Owner Participant otherwise agree. The costs of such verification shall be borne by the Lessee, except that such costs shall be borne by the Owner Participant if such verification results in a reduction of the amount of the present value (discounted semi-annually at an interest rate per annum equal to the Debt Rate) of the Basic Rent payments during the Base Term of the affected Items of Equipment from the amounts proposed by the Owner Participant of more than the lesser of (a) 10 basis points or
(b) 5% of the Owner Participant's proposed adjustments, in which case such costs shall be borne by the Owner Participants. Notwithstanding any provision herein to the contrary, the sole responsibility of the accounting firm shall be to verify the calculations hereunder, and matters of interpretation of this Agreement or any other
Operative Document shall not be within the scope of its duties.

	9.4	Adjustments Certificate; Lease
Supplement. In connection with any adjustments pursuant to this Article IX, the Owner Participant shall provide to the Lessee a certificate of a Responsible Officer of such Owner Participant stating that all such computations were made in good faith and were made so that any increase in Net Economic Return was minimized consistent with the adjustments required, and (b) stating that all the requirements of Article IX were complied with.
In connection with any adjustment pursuant to this
Article IX, the Owner Trustee and the Lessee shall enter into a Lease Supplement setting forth the revised schedules of Basic Rent, Casualty Value,
Termination Value and EBO Prices, and the Lessee shall deliver a copy of each such Lease Supplement to the Indenture Trustee and each Participant, and shall deliver the chattel paper original of each such Lease Supplement to the Indenture Trustee.

	9.5	Average Life of Notes.  Notwithstanding
anything to the contrary contained herein or in any other Operative Document, on the Equipment
Closing Date, the Average Life of the Notes shall not deviate from the Average Life of the Notes as determined in the Pro-Forma Schedules by more than three months.

	9.6	Rent Adjustment Indemnity.  The Lessee
shall indemnify and hold harmless (in the manner provided in Sections 6.1 and 6.2 hereof and subject to the exclusions contained therein) the Owner Trustee, the Owner Participant, the
Indenture Trustee and the Lenders on an After-Tax
Basis for all fees, costs and expenses, including, without limitation, the reasonable and actual fees and expenses of their respective counsel, in connection with the transactions contemplated by this Article IX.


ARTICLE X

Transfer of Owner Participant's Interests

	10.1	 Transfers.

		(a)	Without the prior written consent
of the Lessee or the Guarantor (in each case so long as no Event of Default has occurred and is continuing), and the Indenture Trustee, no Owner
Participant shall assign, convey or otherwise transfer all or any part of its right, title and interest in and to the Trust Estate except as provided in this Section 10.1.

		(b)	An Owner Participant may assign,
convey or otherwise transfer all or any part of its right, title and interest in the Trust Estate to an Eligible Owner Participant pursuant to an Owner Participant Transfer Agreement in substantially the form of Appendix F to this Agreement, subject to such assignment satisfying the conditions set forth in this Section 10.1.

		(c)	After giving effect to any such
assignment, conveyance or transfer, the aggregate number of Owner Participants shall not exceed four
(4).

		(d)	The assignment, conveyance or
transfer shall not result in a violation of the Securities Act, and the Lessee, the Guarantor and the Indenture Trustee shall each have received, at the expense of the parties to such assignment, conveyance or transfer, an opinion of counsel
(which may be the General Counsel of the Owner
Participant or the transferee) to that effect, in form and substance satisfactory to each such Person and to Lessee's Counsel.

		(e)	The transferee or assignee shall
not be a Competitor of the Lessee or the Guarantor or an Affiliate of such a Competitor (excluding any Person which is a passive Investor holding a minority interest in such Competitor).

		(f)	The Lessee, the Guarantor and the
Indenture Trustee shall each have received, at the expense of the parties to such assignment, (i) an Owner Participant Transfer Agreement in substantially the form of Appendix F, executed by the transferor and the transferee, by which such transferee agrees to be bound by and to undertake on its own behalf all of the terms, representations and warranties (to the extent applicable) and covenants of the transferring
Owner Participant under the Operative Documents on and after the effective date of transfer, (ii) if applicable (pursuant to the definition of Eligible
Owner Participant), a guaranty with respect to the obligations of such transferee in substantially the form of Appendix F-1 and (iii) an opinion of counsel (which may be the General Counsel of the Owner Participant or the transferee, as the case may be) reasonably acceptable to the Lessee, the Lessee's Counsel and the Indenture Trustee as to the due authorization and enforceability of such agreements.

		(g)	The transferring Owner Participant
shall have given written notice to the Lessee, and the Indenture Trustee of any such transfer or assignment at least fifteen (15) Business Days prior to the effective date of such transfer or assignment, together with drafts of the certificates, opinions and agreements to be delivered in accordance with the foregoing conditions and such other evidence as is necessary to establish compliance with the foregoing conditions.

		(h)	Upon any such assignment,
conveyance or transfer (including any subsequent assignment, conveyance or transfer), (i) the transferee shall be deemed an "Owner Participant" for all purposes hereof, and shall be deemed to have made all payments in respect of the right, title and interest so transferred, and shall have a ratable interest therein, and each reference in any Operative Document to or encompassing such Owner Participant shall thereafter be deemed to include a reference to such transferee and
(ii) the transferor shall have no further rights or interest hereunder or under any other Operative
Document, to the extent of the interest so transferred.

		(i)	Notwithstanding any of the
foregoing, (i) the Owner Participant shall be permitted and required to transfer its interest in the Trust Estate to the Lessee in accordance with the terms of Article X of the Lease if the Lessee so elects in connection with its exercise of the EBO Option and (ii) the limitations set forth in Sections 10.1 (e) shall not apply if a Material
Default or an Event of Default has occurred and is continuing.


ARTICLE XI

Refunding

	11.1	Refunding. So long as no Material
Default or Event of Default shall be in existence and Zenith of Texas simultaneously requests a refunding or refinancing under the Mexican
Participation Agreement, and subject to
satisfaction of the terms and conditions set forth in this Article XI and in Section 2.12 of the Indenture, the Lessee shall have the right to request the Owner Participant to effect, and the Owner Participant, the Owner Trustee and the
Indenture Trustee agree, at the sole cost and expense of the Lessee whether or not such refunding is consummated, to cooperate to effect, an optional prepayment of all, but not less than all, of the Notes pursuant to Section 2.12 of the Indenture as part of a refunding or refinancing, on the terms set forth in this Article XI and such
Section 2.12 (such refunding or refinancing, a "Refunding"); provided, that the Lessee shall have the right to so request a Refunding and a "Refunding" under and as defined in the Mexican
Participation Agreement only twice in the aggregate; provided further, that a substantially simultaneous Refunding hereunder with a
"Refunding" under the Mexican Participation
Agreement shall be deemed as one refunding request for purposes of such limit and; provided further, that the Owner Participant shall in any event have the right to consent to any such Refunding, which consent the Owner Participant may withhold in the Owner Participant's sole good faith discretion;
except that the Owner Participant shall not have such consent right if and to the extent Hunton &
Williams, or such other counsel selected by the Owner Participant and reasonably acceptable to the Lessee, delivers an opinion to the Owner
Participant (which opinion the Owner Participant agrees to timely request at the time of such Refunding) that, as a result of a change in or clarification of Regulations under Section 467 of the Code (which change or clarification occurs after the Equipment Closing Date and before such Refunding), the absence of such consent right shall not adversely affect the eligibility of the Lease for initial and continued compliance with
Section 1.467-3(c)(2)(i) of the Regulations. In connection with a Refunding:


		(a)	there shall be no material
change in the Operative Documents (except to the extent provided in clause (c) and for the inclusion, if any, of additional covenants upon the Lessee which are acceptable to, or required by, the Lessee and the Owner
Participant), and specifically, there shall be no change in the Operative Documents adverse to the Owner Participant or the Owner
Trustee, in either of such Person's
reasonable judgment, including the provisions of the Indenture providing the Owner Trustee with rights in the event of an Indenture
Default or an Indenture Event of Default;

		(b)	the Lessee, the Owner
Participant, the Owner Trustee, the Indenture
Trustee, and any other appropriate parties will enter into an agreement, in form and substance satisfactory to such Persons, providing for (i) the issuance and sale by the Owner Trustee on the date specified in such agreement (for the purposes of this Article XI, the "Refunding Date") of debt securities in an aggregate principal amount
(in the lawful currency of the U.S.) equal to the aggregate outstanding principal amount of all of the Notes on the Refunding Date, after taking into account any scheduled amortization of principal, if any, occurring on such Refunding Date (the "Replacement
Notes"), (ii) payments by the Lessee as
Supplemental Rent to the Person or Persons entitled thereto of all other amounts, in respect of accrued interest, and Make Whole
Premium Amount, if any, payable on such
Refunding Date and all other amounts due and owing to the Lenders under the Operative
Documents, and (iii) such other provisions as are reasonably acceptable to or required by the Owner Participant, the Owner Trustee, the
Indenture Trustee, the Lessee and the
Guarantor;

		(c)	the Lessee and the Owner
Trustee will amend the Lease to provide that Rent payable in respect of the period from and after the Refunding Date shall be recalculated to preserve the Net Economic
Return which the Owner Participant would have realized had such refunding or refinancing not occurred; provided, that the net present value of Rent shall be minimized to the extent consistent therewith, and amounts payable in respect of Casualty Value, Termination Value, and the EBO Price from and after the Refunding Date shall be appropriately recalculated to preserve the
Net Economic Return which the Owner
Participant would have realized had such refunding or refinancing not occurred (it being agreed that any recalculations pursuant to this clause (c) shall be performed in accordance with the requirements of
Article IX);

		(d)	subject to subparagraph (a)
above, the Owner Trustee will enter into an agreement not materially different from the Indenture to provide for the securing thereunder of the Replacement Notes issued by the Owner Trustee pursuant to this Article XI in like manner as the Notes refunded;

		(e)	on the Refunding Date and as a
condition precedent to such Refunding, the entire principal amount of Notes, together with accrued interest thereon, the Make Whole
Premium Amount, if any, and all other sums due to the Lenders under the Operative
Documents shall be prepaid or paid in
accordance with Section 2.12 of the
Indenture;

		(f)	the Lessee shall pay or cause
to be paid to the Owner Participant a
Refunding fee in an amount equal to $150,000
(it being understood that one payment of $150,000 will discharge the Lessee's obligation under this Section 11.1(f) and Zenith of Texas' obligation under Section
11.1(f) of the Mexican Participation
Agreement);

		(g)	such refinancing shall not
result in a violation of Applicable Law and the Lessee, the Guarantor, the Owner
Participant, the Owner Trustee and the
Indenture Trustee shall have received
(i) such opinions of counsel as they may reasonably request concerning compliance with
Applicable Law relating to the sale of
securities and (ii) such other opinions of counsel and such certificates and other documents, each in form and substance satisfactory to them, as they may reasonably request in connection with the terms and conditions of this Article XI;

		(h)	all necessary authorizations,
Governmental Actions, approvals and consents in connection with such Refunding shall have been obtained;

		(i)	as a result of such Refunding,
the Equity Amount shall not increase or
decrease; and

		(j)	the Replacement Notes shall be
in the form of non-recourse loans denominated in dollars and the final stated maturity of the Replacement Notes for each Series shall not extend beyond the final stated maturity of the Notes being refunded, and the Weighted
Average Life to Maturity of the Replacement
Notes shall not exceed the Weighted Average
Life to Maturity of the Notes being refunded;

		(k)	the refunding shall not result
in the Lease being treated as other than an operating lease under Statement of Financial
Accounting Standards No. 13;

provided, that (x) no Refunding of the Notes will be permitted unless, within thirty (30) days after receipt of a request pursuant to the first sentence of Section 11.2 from the Lessee to effect a refinancing pursuant to this Section 11.1 and of all relevant information regarding the terms and conditions of such Refunding necessary to render the determinations referred to below, the Owner
Participant, at the expense of the Lessee, shall have received an opinion of independent tax counsel (selected by the Owner Participant and reasonably acceptable to the Lessee) reasonably satisfactory to the Owner Participant to the effect that there shall be no adverse tax consequences resulting from such Refunding or the Lessee shall have agreed to indemnify the Owner
Participant in a manner in form and substance
(including with respect to any collateral arrangement) satisfactory to the Owner Participant in its sole discretion (exercised in good faith);
and (y) the Lessee shall (i) compensate, on a reasonable basis, the Owner Participant for its time and (ii) pay to or reimburse the Participants, the Owner Trustee and the Indenture
Trustee, on an After-Tax Basis, for all reasonable costs and expenses (including Fees and Expenses) paid or incurred by them, in either case, in connection with such Refunding or such proposed
Refunding.

	11.2	Notice.  The Lessee shall give the other
parties hereto written notice at least thirty (30) days prior to the deposit of cash with the Indenture Trustee in connection with any desired refinancing or refunding pursuant to this
Article XI, which notice shall set forth to the extent practicable the proposed terms and conditions of such refunding or refinancing, including the desired date therefor. The Lessee will promptly provide to the Participants, the Owner Trustee and the Indenture Trustee final terms and conditions of any such refunding or refinancing not less than three Business Days prior to the execution and delivery of the documents contemplated hereunder in connection therewith.


ARTICLE XII

Miscellaneous

		This Participation Agreement shall be
governed by, and construed in accordance with, all of the Documentary Conventions; provided, however, that no amendment, supplement or modification of this Participation Agreement which would have the effect of (a) increasing the amount of, or bringing forward in time the due date for payment of, any obligation of the Lessee or (b) amending this Article XII shall be effective as against the Guarantor unless made by an instrument in writing signed by the Guarantor.


ARTICLE XIII

No Recourse to Owner Participant; No Implied
Obligations

		(a)	No Recourse.  It is expressly
agreed and understood that no recourse may be had to any Owner Participant, and no Owner Participant shall have any obligation or liability, with respect to the obligations and liabilities of the Owner Trustee or the Trust Estate (including, without limitation, the obligations and liabilities of the Owner Trustee under the Indenture with respect to the Notes); provided, however, that the Owner Participant shall be personally liable for amounts due under Section
2.13 of the Indenture upon an election by the Owner Trustee to purchase the Notes as provided in such Section.

		(b)	No Implied Obligations.  No
Participant shall have any obligations to any other party hereto except for the express obligations of such Participant set forth in the Operative Documents.


ARTICLE XIV

Tax Treatment

		It is hereby agreed among the parties
hereto that for federal and state income tax purposes the Owner Participant will treat itself as the owner of each Item of Equipment as of the Equipment Closing Date and the Lessee will treat itself as the lessee of each Item of Equipment as of such date, and that neither the Owner
Participant nor the Lessee will take a position that is inconsistent with the foregoing.


ARTICLE XV

Quiet Enjoyment

		So long as no Event of Default shall
have occurred and be continuing, as among the Lessee and the Lessor Parties, the Lessee shall have the exclusive rights to possession and control of all Items of Equipment and none of the Lessor Parties nor any Person acting or claiming through any of them will take any action that shall interfere with the peaceful and quiet enjoyment or the possession and use or non-use of any Item of Equipment by the Lessee, and the Lessee shall have the right to possess and use or not use such Item of Equipment in its sole discretion, subject always to the terms and conditions of the Lease. The foregoing is not intended to limit the inspection rights of the Items of Equipment granted by the Lessee pursuant to Sections 8.3 and 12.1 of the Lease.


ARTICLE XVI

Lessee's Right to Assume Liability under Notes

		Each of the Lenders acknowledges and
agrees that pursuant to Article X of the Lease, the Lessee will have the right to assume liability under the Notes as provided in such Article X.
Each Lender and the Lessee agree to cooperate in amending, modifying, restating or substituting for the Notes in the event of such an assumption, if required or deemed advisable by the Lessee or the Lenders, to reflect the Lessee as the obligor under such Notes.


ARTICLE XVII

Confidentiality

		The Lessor Parties agree to take normal
and reasonable precautions in accordance with their normal procedures and exercise due care to maintain the confidentiality of all information relating to the Lessee, the Guarantor and their respective Affiliates, which has been identified as confidential by the Lessee or the Guarantor, and neither the Lessor Parties nor any of their Affiliates shall use any such information for any purpose or in any manner other than pursuant to the terms contemplated by the Operative Documents;
except to the extent such information (a) was or becomes generally available to the public other than as a result of a disclosure by the Lessor
Parties, or (b) was or becomes available on a non-confidential basis from a source other than the Lessee or the Guarantor; provided, that such source is not bound by a confidentiality agreement with either the Lessee or the Guarantor known to the Lessor Parties; and provided, further, that any Lessor Party may disclose such information (i) at the request or pursuant to any requirement of any Governmental Authority to which such Lessor
Party is subject or in connection with an examination of such Lessor Party by any such Governmental Authority including, without limitation, the National Association of Insurance
Commissioners and any other industry regulators or rating agencies, (ii) pursuant to subpoena or other court process, (iii) when required to do so in accordance with the provisions of any Applicable Law, (iv) to each Lessor Party's independent auditors and other professional advisors and (v) to any Person and in any proceeding necessary in any Lessor Party's judgment to protect such Lessor Party's interests in connection with any claim or dispute involving the Lessor Party. Notwithstanding the foregoing, the Lessee authorizes the Lessor Parties to disclose to any Participant or assignee or purchaser of Equipment (each, a "Transferee"), to any prospective Transferee and to any Affiliate, such financial and other information in the Lessor
Parties' possession concerning the Lessee, the Guarantor or their respective Affiliates which has been delivered to the Lessor Parties pursuant to this Lease or the Participation Agreement;
provided, that unless otherwise agreed by the Lessee or the Guarantor, as applicable, the Transferee agrees in writing to such Lessor
Parties to keep such information confidential to the same extent required of the Lessor Parties hereunder. The Lessee agrees to keep the Appraisal confidential on the terms set forth in, and subject to the exceptions set forth in, the first sentence of this Section, in each case mutatis mutandis.


ARTICLE XVIII

Liability of Owner Trustee

		The parties hereto each acknowledge that the Owner Trustee (except as otherwise expressly provided herein or therein) is entering into this Agreement and the other Operative Documents to which it is a party (other than the Trust
Agreement), solely in its capacity as trustee, as the case may be, under the Trust Agreement and not in its individual capacity and that Fleet shall not be liable or accountable under any circumstances whatsoever in its individual capacity for or on account of any statements, representations, warranties, covenants or obligations stated to be those of the Owner
Trustee except for its own gross negligence or willful misconduct and as otherwise expressly provided herein or in the other Operative
Documents.





[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]



	IN WITNESS WHEREOF, intending to be legally bound, the parties hereto have each caused this Participation Agreement to be duly executed as of the date first above written.


						ZENITH ELECTRONICS CORPORATION

						By:
____________________________

						Name:

						Title:


GENERAL FOODS CREDIT CORPORATION

						By:
____________________________

						Name:

						Title:


FLEET NATIONAL BANK,
not in its
individual capacity
(except as expressly
set forth herein)
but solely as Owner
Trustee

						By:
____________________________

						Name:

						Title:


FIRST SECURITY BANK,
NATIONAL
ASSOCIATION, not in
its individual
capacity (except as
expressly set forth
herein) but solely
as Indenture Trustee

						By:
____________________________

						Name:

						Title: